UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

MGE Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MGE ENERGY®

Notice of Annual Meeting of Shareholders and Proxy Statement

Our Mission

MGE Energy is the parent company of Madison Gas and Electric (MGE). The utility provides natural gas and electric service in south-central and western Wisconsin.

MGE is **your community energy company**, committed to engaging with our customers in many different ways to meet their needs and to providing safe, reliable, affordable and sustainable energy to power our communities. An industry leader, MGE was among the first utilities nationwide to commit to net-zero carbon electricity by 2050, consistent with global climate science. Your community energy company is investing in a more sustainable future for the benefit of all of our customers, investors and employees.

Our Values

SAFETY

Safety is a core value at MGE. The safety of our employees, customers and communities is our top priority.

RELIABILITY

We invest in our people and in our systems to help ensure top-ranked energy reliability that helps to maintain the economic health and vitality of the communities we serve.

SUSTAINABILITY

With a commitment to transparency, accountability and continuous improvement, we take a holistic and proactive approach to sustainable practices companywide.

EQUITY

We are committed to equity and inclusion in our service to our customers, in our workplace and in our broader community, and we value diverse perspectives, ideas, cultures and backgrounds.

ENGAGEMENT

We are dedicated to engagement, partnership and collaboration to best serve our customers and the broader community.

Our Strategies

To achieve our sustainability goals, we are:

- **DECARBONIZING** our energy supply.
- **PARTNERING** with our customers in new, innovative ways to help manage their energy use.
- **ELECTRIFYING** transportation, the leading contributor of greenhouse gas emissions, and other end uses.
- **BUILDING** a more dynamic, integrated grid to enable new technologies to meet our goals.
- **BALANCING** this transition to a net-zero carbon future to ensure all our diverse customers benefit.

From Our Chairman, President and CEO

March 30, 2022

Jeff Keebler
Chairman, President and CEO

To Our Valued Shareholders:

I look forward to welcoming you virtually to our Annual Meeting on May 17, 2022. Please see the Annual Meeting notice for participation details.

MGE Energy's roots in the Madison area date back more than 150 years. This past year marked Madison Gas and Electric's (MGE) 125th year serving our community as MGE. As we honor our history as a critical services provider and community partner, we look forward to the opportunities ahead to build upon our record as an industry leader, targeting aggressive carbon reduction goals, advancing smart technologies and deepening our engagement with customers in new ways.

Path toward net-zero carbon: 80% reduction in carbon by 2030

Earlier this year, MGE committed to reducing carbon emissions at least 80% by 2030 as it works toward net-zero carbon electricity by mid-century. This commitment exceeds the Company's previously set goals for carbon reductions by 2030. We have said since introducing our Energy 2030 framework in 2015 that if we can go further faster by working together with our customers, we will—and today, we are. In 2021, we took a number of milestone steps toward our goals, including:

- Announcing the planned retirement of the coal-fired Columbia Energy Center by 2025, about 15 years ahead of schedule, and the planned transition of the Elm Road Generating Station from coal to natural gas to begin within the next couple of years.
- Introducing plans to purchase part of the Paris Solar-Battery Park, the Darien Solar Energy Center, the Koshkonong Solar Energy Center and the Red Barn Wind Farm.
- Installing the area's first electric vehicle fast-charging hub with 16 fast-charging stalls to help grow sustainable transportation.
- Building two distributed solar projects, the 20-megawatt (MW) O'Brien Solar Fields and the 8-MW Hermsdorf Solar Fields, and welcoming the first phase of the Badger Hollow Solar Farm to our energy supply mix.

We're investing in cost-effective cleaner energy sources to power our community safely, reliably, affordably and sustainably for decades to come. Our projected investments in renewable energy are expected to account for nearly 50% of our capital expenditures through 2024. Between 2015 and 2024, we have an estimated total investment of $645 million in renewable energy and battery storage capacity. These investments will help to replace lost capacity due to the planned retirement of the Columbia plant.

Consistent financial performance: 46 years of consecutive dividend increases

We remain committed to our goals, to top-ranked reliability and a resilient energy grid, and to consistent financial performance. MGE Energy increased the dividend last year, marking 46 years of consecutive dividend increases and continuing more than 110 years of dividend payments.

On behalf of the board, I thank you for your confidence and your investment in MGE Energy. Your vote is important. Please vote your proxy.

Sincerely,

Jeff M. Keebler
Chairman, President and CEO

From Our Lead Independent Director

Dear Fellow Shareholders:

As your Lead Independent Director, I encourage you to attend our upcoming Annual Meeting and to engage with these materials as you vote your proxy. Your board is committed to providing transparency, accountability and sound corporate governance.

In May 2021, I succeeded former Director Curt Hastings as Lead Independent Director. Having served as a board member since 2010, I fully appreciate the responsibility of representing your interests and ensuring strong, effective oversight in my board service.

Mark Bugher
Lead Independent Director

Board refreshment

As part of our ongoing succession planning and board refreshment, your community-focused board of directors welcomed a new member last fall. Director Noble Wray is the former police chief of the City of Madison Police Department. Director Wray is our third new director since 2018.

Beyond his distinguished leadership in public service, Director Wray also brings to the board of your community energy company his extensive leadership experience in the nonprofit and community sectors. Customer service and community partnership are at the core of the Company's mission.

Board engagement

With ten regularly scheduled full board meetings each year, in addition to committee meetings, your board upholds its commitment to those who invest in MGE Energy to provide effective oversight of the Company's long-term strategy and vision, and risk management policies and practices to help ensure efficient and effective management and operation of the Company.

Throughout the last year, your board has engaged senior management and the Company's subject matter experts on a wide range of emerging issues and key strategic matters, including the Company's response to COVID-19 and workplace and community safety, human rights in the energy industry, cybersecurity, generation planning and capital investments, and sustainability performance, among other topics. This is in addition to our ongoing practice of engaging leadership in overall business strategy to build customer and shareholder value while meeting the Company's fundamental obligations and sustainability goals throughout this transformational period in energy.

Decarbonization transition

Within the last year, the Company announced its plan to reduce its use of coal substantially between 2025 and 2030, eliminate coal as an energy source by 2035 and accelerate its targeted carbon reductions to at least 80% by 2030. On behalf of the board, we support these commitments and management's plans for meeting these decarbonization goals cost-effectively and for the benefit of all customers, employees and investors.

Shareholder engagement

Thank you for your continued confidence and support of MGE Energy and your board of directors. You are encouraged to read the Company's Annual Report and Proxy Statement, to cast your vote promptly and to attend the Annual Meeting this May.

Sincerely,

Mark Bugher
Lead Independent Director

Notice of Annual Meeting of Shareholders

March 30, 2022

Regardless of whether you plan to attend the meeting, please take a moment to vote your proxy.

MGE Energy is holding its Annual Meeting virtually, using the same format as last year's meeting. As always, we encourage you to vote your shares prior to the meeting date.

Meeting Information

The meeting will be held as follows:

Date: Tuesday, May 17, 2022

Time: 11:00 a.m., Central Time

Place: Virtual meeting at ***www.virtualshareholdermeeting.com/MGEE2022***

Instructions on attending the virtual shareholder meeting are provided in the Questions and Answers, on page 3 of this Proxy Statement. To participate, you will need the 16-digit control number included on your proxy card. A recorded version of the Annual Meeting will be available afterward.

Items of Business

- To elect three Class III directors named in this Proxy Statement to terms of office expiring at the 2025 Annual Meeting of Shareholders;
- To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2022;
- Advisory vote to approve executive compensation;
- Advisory vote on shareholder proposal;
- To transact such other business as may properly come before the meeting.

Record Date

Shareholders of record at the close of business on March 11, 2022, are entitled to vote at the meeting.

Voting by Proxy

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting. ***Your vote is important.*** The matters to be acted upon at the meeting are described in the accompanying Proxy Statement.

You may vote:

- Using the Internet
- By telephone
- By returning the proxy card in the envelope provided

By Order of the Board of Directors

Cari Anne Renlund

Vice President, General Counsel and Secretary

This notice of Annual Meeting, Proxy Statement and accompanying proxy card are first being mailed on or about March 30, 2022, to shareholders of record at the close of business on March 11, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2022:
This Proxy Statement and our 2021 Annual Report to shareholders are available at ***www.mgeenergy.com/proxy***.

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Table of Contents

PROXY SUMMARY 3

VOTING 4

Number of Votes Per Share 4
How Street Name Holders May Vote 4
How Registered Holders May Vote 4
Holders Needed to Establish a Quorum 5
The Vote Necessary for Action to Be Taken 5
Revocation of Proxies 5
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2022 5

BUSINESS OVERVIEW 6

FINANCIAL PERFORMANCE 8

YOUR BOARD OF DIRECTORS 9

PROPOSAL 1 — ELECTION OF DIRECTORS 12

KEY GOVERNANCE PRACTICES 17

SUSTAINABILITY GOVERNANCE 18

SHAREHOLDER ENGAGEMENT AND OUTREACH 19

BOARD OF DIRECTORS INFORMATION 20

How Our Board Operates 20
Corporate Responsibility and Environmental Performance 21
Risk Assessment and Oversight 23
Committees 23
Director Independence 25
Related Person Transactions 25
Anti-Pledging and Hedging Policies 26
Code of Ethics 26
Nonemployee Director Compensation 26
Meeting Attendance 27
Policy Regarding Annual Meeting Attendance 27

BENEFICIAL OWNERSHIP 28

Beneficial Ownership of Common Stock 28

AUDIT COMMITTEE REPORT 31

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION 32

EXECUTIVE COMPENSATION 33

Compensation Discussion and Analysis 33
Role of the Compensation Committee 35
Compensation/Benefits Structure 35
2021 Executive Compensation Determination 38
Compensation Committee Report 42
2021 Summary Compensation Table 43
2021 Grants of Plan-Based Awards Table 45
Outstanding Equity Awards at December 31, 2021 46
2021 Option Exercises and Stock Vested 48
2021 Pension Benefits Table 49
2021 Nonqualified Deferred Compensation Table 50
Potential Payments on Employment Termination or Change in Control 51
CEO Pay-Ratio Disclosure 53

SHAREHOLDER PROPOSAL 54

Advisory vote: Value of Solar Study in MGE Territory 54

OTHER INFORMATION (see inside back cover)

Transaction of Other Business
Expenses of Solicitation
Shareholder Proposals for 2023 Annual Meeting
Contacting Our Directors
References to Websites
Forward-Looking Information

2

Proxy Summary

Voting Matters

Please read the Proxy Statement and the 2021 Annual Report to Shareholders before voting.

		Board Vote Recommendation	Page Reference (for more detail)
1	**Election of Directors**	**FOR** each nominee	Page 12
2	**Ratification of Independent Accounting Firm**	**FOR**	Page 30
3	**Advisory Vote on Executive Compensation (Say-on-Pay)**	**FOR**	Page 32
4	**Advisory Vote on Shareholder Proposal:** Value of Solar Study in MGE Territory	**AGAINST**	Page 54

How To Vote

By Internet
proxyvote.com

By Phone
1-800-690-6903

By Mail
Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717

See this Proxy Statement for directions on voting your proxy and to see how your votes are counted.

Question: How can I attend the Annual Meeting?

The Annual Meeting will be held online. Shareholders are encouraged to participate by visiting the following website: ***www.virtualshareholdermeeting.com/mgee2022***. To fully participate in the meeting, you will need your 16-digit control number from your mailed proxy card or email notification, if you receive materials electronically. See the notice of Annual Meeting at the beginning of this Proxy Statement for more information.

Question: How do I participate in the Annual Meeting?

Shareholders will be able to join via a live webcast. An audio broadcast of the Annual Meeting also will be available by telephone toll-free at 1-877-328-2502. Shareholders of record as of close of business on March 11, 2022, are entitled to participate in and to submit questions before and during the Annual Meeting by visiting ***www.virtualshareholdermeeting.com/mgee2022***.

To participate in the online Annual Meeting, you will need the **16-digit control number included on your proxy card**. The Annual Meeting will begin promptly at 11:00 a.m., Central Time (CT). Online check-in will begin at 10:30 a.m. CT. Please allow yourself time to log in to the virtual meeting.

Question: Why is it important to vote?

Your broker is not permitted to vote on your behalf on the election of directors or the advisory votes related to executive compensation matters. Thus, your broker needs your instructions in order for your shares to be voted on these matters. For your vote to be counted, you must communicate your voting instructions to your broker, bank or other financial institution before the date of the Annual Meeting. If you do not vote, your shares may not be represented at the Annual Meeting.

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Voting Information

Number of Votes Per Share

Each share of common stock issued and outstanding as of the record date for the meeting is entitled to one vote at the meeting, except as described below for shareholders who own more than a specified percentage of our common stock.

The record date for the meeting is March 11, 2022. Holders of record as of such date can vote during the virtual meeting or by proxy. By giving us your proxy, you are authorizing the individuals named on the proxy card (the proxies) to vote your shares in the manner you indicate. On March 11, 2022, there were 36,163,370 shares of our common stock issued and outstanding.

Our Amended and Restated Articles of Incorporation contain a provision limiting the voting power of any shareholder who acquires more than 10% of our outstanding voting stock. Shares held in excess of 10% are entitled to 1/100th vote per share. We have one shareholder to whom this provision applies. See "Beneficial Ownership." In addition, under the Wisconsin Business Corporation Law, the voting power of shares held by any person in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of the excess shares.

How Street Name Holders May Vote

If you own shares through a broker, the registered holder of those shares is your broker or its nominee. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Your broker will tabulate the votes it received from its customers and submit a proxy card to us reflecting those votes. If you plan to vote your shares at the meeting, you should contact your broker to obtain a legal proxy.

Please note that, in the absence of any direction from you, your broker is not allowed to vote your shares in the election of directors or on the advisory votes relating to executive compensation or the shareholder proposal. Your vote is important to us, and so we hope you will make your choices known to your broker using the means they provide to you.

How Registered Holders May Vote

If you personally hold a certificate for your shares, have direct registration shares on our books or have shares held by us in the Direct Stock Purchase and Dividend Reinvestment Plan, then you are the registered holder. Shares you have accumulated in the Direct Stock Purchase and Dividend Reinvestment Plan are held by the administrator under the nominee name of Dingo & Co. Those shares, including your certificate or direct registration shares, will be voted in accordance with the direction given by you on your proxy.

As a convenience to you, we are providing you with the option to vote by proxy via the Internet or toll-free touch-tone telephone. Refer to your proxy card or e-notice for more information and instructions. If you prefer, you may cast your vote by returning your signed and dated proxy card. Instructions regarding all three methods of voting are included on the proxy card. The signature on the proxy card should correspond exactly with the name of the shareholder as it appears on the proxy card. Where stock is registered in the name of two or more persons, each of them should sign the proxy card. If you sign a proxy card as an attorney, officer, personal representative, administrator, trustee, guardian or in a similar capacity, please indicate your full title in that capacity.

In voting on:

- The election of directors in Proposal 1, you may vote **"FOR"** the election of all nominees or you may "withhold" your votes as to one or more or all of the nominees.
- The ratification of the selection of our independent registered public accounting firm in Proposal 2, you can specify whether you are **"FOR,"** "against" or "abstain."
- The advisory vote on executive compensation in Proposal 3, you can specify whether you are **"FOR,"** "against" or "abstain."
- The advisory vote on the shareholder proposal, you can specify whether you are "for," **"AGAINST"** or "abstain."

4

If you sign and return the proxy card or submit your electronic vote without specifying any instructions and without indicating expressly that you are not voting some or all of your shares on a particular proposal, your shares as to which no indication has been made will be voted **"FOR"** the election as directors of the nominees on the proxy card, **"FOR"** ratification of the selection of PricewaterhouseCoopers LLP, **"FOR"** approval of our executive compensation and **"AGAINST"** the shareholder proposal.

Holders Needed to Establish a Quorum

A quorum is necessary to hold a valid meeting of shareholders. If holders of a majority of the outstanding shares of common stock are present in person or by proxy for any proposal to be acted upon at the meeting, then a quorum will exist for all proposals. In order to assure the presence of a quorum, please vote via the Internet, telephone or sign and return your proxy card promptly in the enclosed postage-paid envelope even if you plan to attend the virtual meeting. Brokers are permitted to vote on the ratification of the selection of auditors, but not on any of the other matters to be considered at the Annual Meeting. Thus, broker votes as well as abstentions are counted for purposes of establishing a quorum for the meeting.

The Vote Necessary for Action to be Taken

The three persons receiving the greatest number of votes at the meeting will be elected to serve as Class III directors. Under Section 2.07(b) of our Amended Bylaws, any incumbent nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender promptly an offer of his or her resignation following certification of the shareholder vote for that election. The board's Corporate Governance Committee will consider that resignation and recommend to our Board of Directors, based on all relevant factors, whether to accept the tendered resignation or to pursue another action. Our board will then act on that recommendation no later than 90 days following the certification of the shareholder vote. We will promptly publicly disclose the board's decision and, if applicable, the reasons for rejecting the resignation or pursuing another action. The full details of our director resignation policy are set forth in our Bylaws, which are available on our website at *www.mgeenergy.com/governance*, and also found under the "Corporate Governance Committee" caption.

The votes "for" must exceed the votes cast "against" at the meeting in order to ratify the selection of auditors. Abstentions will not have any effect. Although the advisory vote on Proposal 3 is nonbinding, as provided by law, our board will review the results of the votes and take them into account in making future determinations concerning executive compensation. The nonbinding shareholder proposal must receive the affirmative vote of a majority of the votes cast, in order to pass. Abstentions and broker nonvotes will have no effect. Notwithstanding the shareholder vote on the shareholder proposal, the ultimate adoption of such proposal is at the discretion of our board.

Revocation of Proxies

If you are a registered holder of our common stock, you may revoke your proxy by giving a written notice of revocation to our Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card that is voted at the meeting or by voting your shares at the virtual meeting. If your shares are held by a broker, you must contact your broker to revoke your proxy. Attendance at the meeting will not automatically revoke any authorization you have given to your broker or any prior proxy you have given.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2022

This Proxy Statement and our 2021 Annual Report to shareholders are available at *www.mgeenergy.com/proxy*. Shareholders can elect to receive email alerts when proxy and Annual Meeting materials are available on the Internet instead of receiving paper copies in the mail. Please consider visiting *www.mgeenergy.com/paperless* to sign up for next year. Email delivery of your proxy materials will help us reduce costs and the amount of resources used in connection with the Annual Meeting.

5

Business Overview

Our Business

MGE Energy is an investor-owned public utility holding company headquartered in the state capital of Madison, Wis. MGE Energy is the parent company of Madison Gas and Electric Co. (MGE). The utility provides natural gas to **169,000** customers and electric service to **159,000** customers in south-central and western Wisconsin. Known as "your community energy company," MGE embraces its obligation to serve as a resource and to collaborate as a partner throughout its communities.

Our COVID-19 Response

Throughout 2021, MGE field personnel continued to operate under enhanced safety protocols while many office employees continued to work from home due to the COVID-19 pandemic. The company continues to address challenges related to the pandemic to ensure the safety of employees, customers and the community, and to meet the critical needs of those it serves.

Our People

The energy industry is ever-changing. Executive management believes it is important to continue to develop the company's workforce to meet the evolving needs and preferences of our customers and communities. MGE has **706** employees, nearly half of whom are covered by collective bargaining agreements.

MGE is committed to sustainable workforce practices such as career development and training. All employees have the opportunity to learn and grow, whether to increase job proficiency, improve decision-making skills, or prepare for new roles and responsibilities.

With **equity, diversity and inclusion** at the forefront, MGE promotes an inclusive, respectful work environment where individuals and groups can achieve their full potential. All employees have equitable access to employment and development opportunities.

Our Commitment to the Customer Experience

As your community energy company, MGE seeks to engage all its customers in a variety of ways to ensure all customers experience MGE as "their" community energy company. Understanding and enhancing the customer experience is at the core of MGE's mission as a community-focused critical services provider and a partner to those we serve.

Customers have varied needs, and the communities served by MGE continue to grow and to become more richly diverse. MGE works to develop culturally competent initiatives, communications and services for our customers. MGE's approach to meeting the unique needs of its customer base is reflected in how it engages, supports and partners with customers and community stakeholders to build and maintain relationships and to advance shared goals.

MGE also is investing in technology to enhance the customer experience, to respond more efficiently and effectively to customers and to offer them the programs, products and services of the future. The company is halfway through its five-year initiative to become a digitally integrated utility. When its Enterprise Forward initiative is complete, the consolidation and modernization of MGE's legacy systems, combined with new technologies, will give MGE the capability and flexibility to better serve customers and to enable continued growth.

6

Our Leadership in Energy Reliability

MGE is a national leader in electric reliability. According to an annual industry survey including nearly 80 electric utilities nationwide, in 2020, MGE's electric service reliability was **ranked number one** in the country for both the fewest number of outages and shortest duration of outages per customer. MGE experienced its best performance ever in these two main industry reliability metrics.

On average, MGE customers experience about one outage every four years. MGE has ranked in the **top three utilities** in the country for the fewest number of outages in each of the last 14 years.

When notified of a potential natural gas emergency, MGE crews also lead. In 2020, crews' total response time ranked in the top 12% of a nationwide industry survey and first among utility companies operating in Wisconsin.

In the last 10 years, MGE ranked **No. 1** nationwide for the fewest outages in **2013**, **2015**, **2017** and **2020**.

Our Sustainability Strategy

Our sustainability strategy is our long-term business strategy for continued success as an industry leader.

MGE introduced in November 2015 its Energy 2030 framework for a more sustainable future, which continues to guide its work with customers to achieve the company's sustainability goals, including its goal of **net-zero carbon electricity by the year 2050**. In 2019, MGE was among the first utilities to commit to net-zero carbon by mid-century. By 2030, MGE expects to achieve its goal to reduce carbon emissions at least 80%.

ENERGY 2030

MGE's foundational objectives under its Energy 2030 framework include:

- **Transitioning** to a more environmentally sustainable energy supply
- **Giving** customers more control around energy
- **Reducing costs** by managing our collective use of energy
- **Building a dynamic, integrated grid** to enable new technology
- **Ensuring all customers benefit** from changing technology
- **Deepening our engagement** with the community

7

Financial Performance

Strong and Consistent Growth

6.0% Annual growth rate in earnings over 5 years

$2.18
$2.92
2016
2021

46 Years of consistent dividend increases

$0.36
$1.52
1975
2021

Almost **13%** annualized total return over 10 years

$1,000
$3,364
12/31/11
12/31/21
Stock Price Appreciation
Dividend Appreciation
Initial Investment

Clean Energy Investment for Long-Term Value

$645* million in clean energy investment between 2015 and 2024

Projected capital expenditures 2015 through 2024

Clean Energy 39%
Base Utility 52%
Non-regulated 3%
Technology 6%

The Company's renewable energy investments are helping drive its sustainability and financial goals.

A Path Toward Net-Zero Carbon

- **30%** reduction in carbon since 2005
- **80%** reduction in carbon by 2030
- **NET-ZERO** carbon by 2050

baseline
-20%
-40%
-60%
-80%
-100%
achieved
2005
2020
2030
2050

*Actual results may differ from projections.

8

Your Board of Directors

Our board takes seriously its responsibility and accountability to shareholders and their interests and appreciates the trust and confidence that shareholders have placed in corporate leadership to oversee the Company and to manage investors' capital wisely. Each director is committed to the highest ethical standards, accountability, and open dialogue with one another and with management. The board believes that a range of skills and perspectives among directors helps provide effective oversight.

The board is elected to oversee management's performance, although management is responsible for managing the day-to-day operations of the Company. The board reviews the Company's long-term strategic plan, business initiatives, major capital projects and budget matters. Also included in the areas over which our board provides oversight are the Company's environmental and sustainability performance, enterprise-wide risk assessment, strategic projects and investments, and trends in new technologies and industry changes.

Chairman

Jeffrey M. Keebler

Role of Our Chairman and CEO

As the individual with primary responsibility for managing the Company's day-to-day operations and for executing on the Company's vision and strategy, our CEO is best positioned to chair regular board meetings as we discuss key business and strategic issues. This structure provides independent oversight while avoiding unnecessary confusion regarding the board's responsibilities and day-to-day management of business operations.

Given the complexity of the industry, its operations and regulatory environment, the board believes having an experienced industry executive as our Chairman, combined with a strong Lead Independent Director, is the appropriate structure for the Company.

Lead Independent Director

Mark D. Bugher

Director Bugher, who is an independent member of our board as determined under the guidelines adopted by the Nasdaq Stock Market, Inc., serves as our Lead Independent Director. Director Bugher has served as a board member since 2010 and has served as our Lead Independent Director since May 2021.

Role of Our Lead Independent Director

Our Lead Independent Director has extensive authority and responsibility in ensuring the board meets its responsibilities for Company oversight. The board has structured the role of our Lead Independent Director to fulfill the important requirements of strong, independent leadership on the board. The Lead Independent Director is responsible for the following:

- Board Leadership: Is empowered to call meetings of the board or executive sessions. The Lead Independent Director chairs executive sessions of the directors.
- Board Information: Provides input to the Chairman on the scope, quality, quantity and timeliness of the information provided to the board; and serves as a nonexclusive conduit to the Chairman of views and concerns of our directors.
- Corporate Governance Committee Leadership: Chairs our Corporate Governance Committee, which evaluates on an ongoing basis the composition, structure and performance of our board and assists in board recruitment, refreshment and succession planning.

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Experience and Attributes of the Board of Directors

Board members bring a breadth of experience and diversity to their service as directors, which helps them in their oversight of the Company. In addition, directors are kept informed and educated through collaboration with and numerous presentations by officers of the Company and various subject matter experts, including experts from outside the Company, industry and director training opportunities, and reports provided to them by senior management on a regular basis. Topics include: business and investment strategy, environmental and sustainability topics, regulatory matters, customer services and expectations, financial and business operations, technology trends, new products and services, community engagement, energy planning and reliability, and risks faced in the Company's business operations, among others.

The board conducts an annual Board of Directors assessment. The assessment includes an extensive survey that covers board structure, board meetings, board committees, key board responsibilities and board management. In addition, the board periodically evaluates the directors' expertise and experience. This evaluation serves as part of its review before nominating slates of directors for election and as part of its succession planning to consider and to choose new directors. This evaluation covers key professional skills, diversity, and breadth of community and other business experience and knowledge and includes financial expertise, business development, strategic planning, business operations, cybersecurity, sustainability, business processes and effectiveness, information technology and community engagement.

Effective oversight comes from a board that represents a diverse range of experience and perspectives that provides the collective qualifications, attributes, skills and experience necessary for sound governance.

Financial Acumen

100%

Directors with financial acumen

Experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor. Experience in analyzing or evaluating public company financial statements, large capital projects, financings and budgets.

Technology/Security

33%

Directors with technology and security experience

Experience and understanding of the business and operations technical systems, including financial systems, grid operations and customer information systems. Understanding the potential for physical and cyber threat to critical infrastructure and digital systems and the risk mitigation plans.

Strategic Leadership/Governance

100%

Directors with strategic leadership and governance experience

Experience as executive officer and/or senior leader in business or public service with an understanding of how to oversee complex organizations, provide effective corporate governance and enable a strong corporate culture.

Legal/Regulated Industry

100%

Directors with legal and regulatory experience

Experience working closely with government agencies and in a highly regulated business. Having worked in public policy for an organization that operates within the public policy and regulatory process.

Customer/Community/Workforce (Social)

100%

Directors with customer, community and workforce experience

Understanding and experience working in the business and political environment of the Company's customer base. An understanding of customer service, experience and expectations, and of community issues, needs and interests. Community involvement through nonprofit, business and civic organizations. Experience and understanding of employee relations and matters of diversity, equity and inclusion in the workplace and broader community.

Environmental/Safety

56%

Directors with environmental and safety experience

Experience and understanding of environmental policy and compliance, impacts and risk, and emerging issues and opportunities for greater sustainability. Experience and understanding of workplace and/or public safety related to critical infrastructure and operations of essential services.

Operations

56%

Directors with operations experience

Experience in the energy or utility industry with in-depth knowledge of electric generation and distribution or gas operations and distribution systems; understanding of the technical issues and risks associated with the reliability, resiliency and safety of the electric and gas distribution systems, including development, construction, manufacturing and essential services.

10

Our board is very active and engaged. Each year, there are ten regularly scheduled meetings of the board, in addition to committee meetings. The board believes these meetings help directors stay abreast of industry and other developments affecting the Company.

Our board has four standing committees. The following table sets forth the membership of each committee.

Board Committees

	Audit Committee	Compensation Committee	Executive Committee	Corporate Governance Committee
Marcia M. Anderson	●	●[2]		●
James G. Berbee	●	●		●
Mark D. Bugher[1]	●	●	●[2]	●[2]
Londa J. Dewey			●	
Jeffrey M. Keebler			●	
James L. Possin	●[2]			●
Thomas R. Stolper	●	●	●	●
Gary J. Wolter			●	
Noble L. Wray	●			●
Meetings in 2021	5	2	-	5

1. Lead Independent Director
2. Committee Chairperson

Board Diversity Matrix (as of December 31, 2021)

Total Number of Directors	9			
	Female	**Male**	**Non-Binary**	**Did Not Disclose Gender**
Part I: Gender Identity				
Directors	2	7	0	0
Part II: Demographic Background				
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	-			
Did Not Disclose Demographic Background	-			

Directors who are Military Veterans: 1

11

PROPOSAL 1

Election of Directors

Our Board of Directors consists of nine directors divided into three classes. One class is elected each year for a term of three years.

You are being asked to vote on the three nominees named below to serve as Class III directors for a three-year term to expire at the 2025 Annual Meeting and upon the election and qualification of their successors. (Your proxy may not be voted for a greater number of persons than the three nominees below.)

All our directors serve concurrently as directors of MGE. Our Board of Directors has determined that all our directors, other than Directors Keebler and Wolter, are independent as defined in the applicable Nasdaq Stock Market, Inc., listing standards.

Our Director Nominees

Directors Bugher, Possin and Wray are currently Class III directors whose terms expire at the 2022 Annual Meeting of Shareholders and who have been recommended by our Corporate Governance Committee and nominated by our board for reelection.

Each of the nominees has indicated a willingness to serve if elected, and the board has no reason to believe that any nominee will be unavailable for that service. If any nominee should become unable to serve, it is presently intended that your proxy will be voted for a substitute nominee designated by the board.

The balanced tenure of our directors promotes experience and stability while also allowing for a broader understanding of the issues that affect our business. We have a mix of seasoned directors who provide in-depth knowledge and historical perspective of the industry, and of new directors who bring fresh ideas. The board believes the directors of MGE Energy collectively have backgrounds and skills important for MGE Energy's business and the makeup of the board serves to ensure that members are able to provide oversight and guidance, balanced with our overall Company strategies.

☑ **Your Board recommends a vote for each nominee.**

Nominee Biographies

Class III – Term Expiring in 2022

Mark D. Bugher

Director since 2010
Independent
Age 73

Experience

- Retired Director of University Research Park, University of Wisconsin-Madison
- Served the State of Wisconsin as Secretary of Administration from 1996 to 1999 and as Secretary of Revenue from 1988 to 1996
- Serves on the board of First Business Financial Services, Inc., as a member of the corporate governance committee and chairs the compensation committee
- Chairs the board of Marshfield Clinic Health System, a $3 billion multispecialty health care system
- Recognized leader in the Madison business community
- Brings an understanding of the business environment and economy within our service area

Attributes

- Strategic Leadership/Governance
- Financial Acumen
- Customer/Community/Workforce
- Legal/Regulated Industry
- Operations

12

James L. Possin

Director since 2009
Independent
Age 70

Experience

- Is a certified public accountant and holds degrees in accounting and law from the University of Wisconsin-Madison
- Former partner at Grant Thornton LLP where he advised on tax- and financial-related matters
- Was a past member of the Audit, Finance, and Insurance Council of Oakwood Lutheran Homes Association, Inc.

Attributes

- Strategic Leadership/Governance
- Financial Acumen
- Legal/Regulated Industry
- Customer/Community/Workforce

Noble L. Wray

Director since 2021
Independent
Age 61

Experience

- Retired Chief of Police, City of Madison
- Helped lead the national initiative to implement President Obama's "21st Century Policing" recommendations
- Currently serves on Wisconsin Governor's Pardon Advisory Board
- Co-Chaired past Wisconsin Governor Doyle's State Commission on Reducing Racial Disparity in the Criminal Justice System
- Since 2014, has consulted in a number of cities, including Ferguson, Mo.; Baltimore and New York
- Holds a Bachelor of Science degree in Criminal Justice from the University of Wisconsin-Milwaukee
- Graduate of the Wisconsin Department of Justice Executive Leadership Course
- Certified trainer/consultant for both Stephen Covey and COPS Office Fair and Impartial Policing
- In addition to serving on many community boards, in 2014, served as Interim President and CEO of the Urban League of Greater Madison

Attributes

- Strategic Leadership/Governance
- Legal/Regulated Industry
- Financial Acumen
- Environmental/Safety
- Customer/Community/Workforce
- Operations

13

Other Members of the Board of Directors

James G. Berbee

Director since 2018
Independent
Age 58

Experience
- Former Chairman and CEO of Berbee Information Networks Corp.
- Chair of the Wisconsin Alumni Research Foundation and holds several patents
- Master of Science in mechanical engineering and a Master of Business Administration from the University of Wisconsin-Madison
- Graduated from Stanford University School of Medicine
- Emergency department physician

Attributes
- Strategic Leadership/Governance
- Financial Acumen
- Technology/Security
- Legal/Regulated Industry
- Customer/Community/Workforce

Class I – Term Expiring in 2023

Londa J. Dewey

Director since 2008
Independent
Age 61

Experience
- Chief Executive Officer of QTI Management Services, Inc., a human resources and staffing company
- Past President of the Private Client Group and Market President at U.S. Bank where she was an employee from 1982 to 2007 and an Officer from 1985 to 2007
- Holds or has held the following directorships: director, American Family Insurance; past chair of the board, Meriter Health Services, Inc., and Meriter Hospital; past chair and board member, Edgewood College; past director, University of Wisconsin Family Business Advisory Board and Puelicher Center Board; past chair of the board, United Way of Dane County Board and Foundation Board; and director, Wealth Management Company, Northwestern Mutual Life Insurance

Attributes
- Strategic Leadership/Governance
- Financial Acumen
- Customer/Community/Workforce
- Legal/Regulated Industry
- Environmental/Safety

Class I – Term Expiring in 2023

14

Thomas R. Stolper

Director since 2008
Independent
Age 73

Experience

- Management consultant at Purple Cow Organics (manufacturer of premium compost) for the past 10 years
- Formerly of Deibel Laboratories (food quality assurance) for eight years
- Former Executive Vice President and director of ProActive Solutions USA LLC, a manufacturer of cleaning and sanitizing products, for 14 years
- Certified public accountant with more than 40 years in public accounting
- Was a partner in Clifton Gunderson LLP, certified public accountants and consultants, for 31 years and was an elected member of the firm's national board for 12 years
- Has served on numerous community and civic boards for more than 30 years, including three terms as an elected public official
- Co-founded TRAC Microbiology Inc.

Attributes

- Strategic Leadership/Governance
- Financial Acumen
- Legal/Regulated Industry
- Customer/Community/Workforce

Class I – Term Expiring in 2023

Marcia M. Anderson

Director since 2018
Independent
Age 64

Experience

- Retired Clerk of Court of U.S. Bankruptcy Court - Western District of Wisconsin
- Has a Juris Doctor from Rutgers University School of Law and a Master of Strategic Studies from the U.S. Army War College
- Retired from the Army in May 2016 with a rank of Major General
- Worked for General Public Utilities Corporation early in her career
- Serves on the board of directors for the Green Bay Packers

Attributes

- Strategic Leadership/Governance
- Financial Acumen
- Customer/Community/Workforce
- Legal/Regulated Industry
- Operations
- Environmental/Safety

Class II – Term Expiring in 2024

15

Jeffrey M. Keebler

Director since 2017
Age 50

Experience

- Chairman of MGE Energy, Inc., and Madison Gas and Electric Company since October 1, 2018
- President and Chief Executive Officer of MGE Energy, Inc., and Madison Gas and Electric Company since March 1, 2017
- Was Senior Vice President - Energy Supply and Planning of Madison Gas and Electric Company, a position he held since July 2015
- Was Assistant Vice President - Energy Supply and Customer Service, a position he held since January 2012
- Has been employed at Madison Gas and Electric Company since 1995
- Has a Master of Business Administration and has been involved in the public utility business for 25 years
- Holds the following directorships: director of ATC Management Inc. and ATC Development Manager Inc., director of the University of Wisconsin Research Park and director of United Way of Dane County

Attributes

- Strategic Leadership/Governance
- Financial Acumen
- Customer/Community/Workforce
- Legal/Regulated Industry
- Technology/Security
- Operations
- Environmental/Safety

Class II – Term Expiring in 2024

Gary J. Wolter

Director since 2000
Age 67

Experience

- Past Chairman, President and Chief Executive Officer of MGE Energy, Inc., and Madison Gas and Electric Company until March 1, 2017, and was an officer since 1989 and an employee since 1984
- Is an attorney
- Has been involved in the public utility business for more than 30 years
- Holds or has held the following directorships: director of National Guardian Life Insurance Company, director of the Oscar Rennebohm Foundation, and former Chair of the Board of Authority for the University of Wisconsin Hospitals and Clinics

Attributes

- Strategic Leadership/Governance
- Financial Acumen
- Customer/Community/Workforce
- Legal/Regulated Industry
- Operations
- Technology/Security
- Environmental/Safety

Class II – Term Expiring in 2024

* *Names, ages and business experience as of December 31, 2021.*

** *Date when first became a director of MGE. All current directors, besides director Wolter, became directors of MGE simultaneously when they were elected directors of MGE Energy, Inc. Director Wolter became director of MGE Energy, Inc., when it became the holding company of MGE in August 2002.*

16

Key Governance Practices

Board Structure

- Seven out of nine directors are independent
- 100% independent key board committees
- Ongoing board refreshment with three new directors since 2018
- Strong Lead Independent Director role
- Director tenure average of nine years

Board Practices

- Annual board self-assessment covering board structure, meetings, committees, responsibilities and management of the board
- Board oversight of environmental, social and governance (ESG) matters, and regular engagement with management
- Director orientation and opportunities for continuing director education on key topics and emerging issues
- Biannual risk assessments with quarterly review and biennial risk exercise with executive management
- Board commitment to diversity, equity and inclusion

Board Accountability

- Shareholder engagement and outreach program
- Clawback policy that includes cash-based and/or stock-based awards
- Anti-pledging and hedging policies
- Stock ownership guidelines
- Retirement guidelines for directors
- Modified plurality voting: Directors who receive a higher amount of "withheld" votes resign
- Code of Ethics

Board Oversight of Environmental, Social and Governance (ESG) Matters

Our board has oversight of the Company's ESG matters. This oversight includes review of environmental risks and mitigation as well as assessment of current and/or future environmental regulations. It also includes review of the Company's corporate responsibility, environmental and sustainability performance.

Directors understand corporate responsibility and sustainability are integral to the Company's long-term success and share management's commitment in these areas, from long-term and strategic direction to day-to-day business practices throughout the organization. The board receives timely and relevant information on a regular basis related to the Company's sustainability initiatives and performance, and ESG-related matters.

Board Calendar

10 Regular full board meetings per year

12 Committee meetings in 2021

Annual Board self-assessment

Biannual Risk assessments with quarterly review

17

Sustainability Governance

Our Company seeks to foster a proactive and forward-thinking approach to ESG-related matters, beginning with board oversight of and executive leadership on key topics and emerging issues. The board takes seriously its responsibility to oversee corporate responsibility and environmental performance of the Company. Board members bring a variety of expertise to this responsibility; for example, oversight and administration related to environmental areas, education and training related to environmental matters, and experience holding managerial and/or public positions with environmental purview.

The board also draws on external expertise as appropriate for education on key topics relevant to ESG matters and to its risk oversight responsibilities. The board's engagement with management and the Company's participation in third-party benchmarking and evaluation programs help to assess performance and promote continuous improvement.

Directors are kept informed and educated through collaboration with and numerous presentations by officers of the Company and various subject matter experts, including experts from outside of the Company, and through industry and director training opportunities and reports provided to them by senior management on a regular basis.

Our governance structure helps to ensure that oversight and management of ESG and sustainability-related risks and initiatives throughout the Company are incorporated into our long-term strategy and day-to-day management and operations. Our approach to these matters extends from the board of directors to our executive officers to our Sustainability Steering Team, leaders and internal subject matter experts.

Environmental and Sustainability Policy

Our environmental and sustainability policy guides our commitment to corporate responsibility and environmental accountability throughout the organization

Sustainability Executive Team

- Has officer representation from across MGE to provide input and oversight to the Steering Team
- Keeps the Board of Directors informed on sustainability initiatives and ESG-related matters

Sustainability Steering Team

- Composed of employees from across the Company
- Supports sustainability engagement and benchmarking
- Assembles the Continuous Improvement Sustainability Teams, which address specific improvement initiatives and tasks
- Oversees MGE's Environmental Management System (EMS)

Aspects and impacts
Legal requirements
Roles and responsibilities
Communication
PLAN
DO
Compliance plans
Objectives and targets
Training
Prevention and response plans
Document control
EMS
a continuous improvement process that evaluates, prioritizes and manages environmental risks
ACT
CHECK
Continuous improvement
Management review
Compliance audits
EMS audits

18

Shareholder Engagement and Outreach

Our investor relations efforts help executive management and the board understand how investors view the Company's policies and practices, strategies and long-term direction, and help leadership assess and address emerging areas of interest to investors. We are committed to accountability and transparency and believe that understanding and considering shareholder perspectives advances those priorities. Shareholder feedback from our shareholder engagement and outreach, and our investor relations program is shared with board members.

How We Engage

Company officers engage shareholders in several ways, including through:

- In-person and virtual meetings with institutional shareholders and others.
- Presentations at industry conferences and investor meetings.
- Annual disclosure documents, including financial and corporate responsibility and sustainability reports.
- Annual Meeting of Shareholders, during which shareholders may ask questions, which are answered either at the meeting or in follow-up afterward.
- Review and board discussion of Annual Meeting proxy voting results to understand voting and any shareholder comments.
- Responses to inquiries taken through the Company's investor site, board email and in-house Shareholder Services staff.
- Six shareholder newsletters published annually and our investor website, which is updated regularly.

These efforts are in addition to the Company's regular and ongoing investor relations program

Who We Engage

Our Vice President Finance, Chief Information Officer and Treasurer; Vice President General Counsel and Secretary; and our Vice President Accounting and Controller join other executives and members of management to engage stakeholders, including:

- Institutional shareholders
- Analysts and investment firms
- ESG ratings firms
- Proxy advisory firms
- Community, industry and sustainability leadership

Topics Discussed in 2021

- Our business strategy for a more sustainable future and related initiatives
- Climate change and deep decarbonization
- COVID-19 response
- Financial performance
- Board oversight and general corporate governance matters
- Executive compensation

Engagement Calendar

Post-Annual Meeting:

- Review feedback and results from the Annual Meeting and continue to review the Company's governance and compensation practices.
- Start planning for fall engagement.
- Continue preparation of the Company's Corporate Responsibility and Sustainability Report.

Fall:

- The board's Corporate Governance Committee typically meets to review emerging governance issues.
- Management begins institutional shareholder engagement and outreach.
- Begin review of updates to the annual Proxy Statement.
- Share with investors our annual Corporate Responsibility and Sustainability Report.

Pre-Proxy Filing:

- Shareholder feedback from the engagement discussions is shared with the board.
- The board considers any potential changes to governance, compensation or other proxy disclosures.
- Publish the Form 10-K.

Post-Proxy Filing:

- Publish Annual Report and Proxy Statement.
- Conduct follow-up shareholder discussions, if warranted, to discuss important Annual Meeting matters.
- Host Annual Meeting of Shareholders in mid-May.

19

BOARD OF DIRECTORS INFORMATION

How Our Board Operates

Board meetings are typically held at the Company's corporate headquarters in Madison, Wisconsin; however, in the interest of public health and safety during the COVID-19 pandemic, board meetings were held virtually. Board meetings are structured to provide for regular presentations by, and active dialogue with, MGE management. Subject matter experts from across the Company regularly present to the board on issues of strategic importance. These regular interactions provide useful information and insight relative to critical business initiatives and corporate strategy, including financial performance, environmental performance and sustainability, risk management and oversight, and corporate succession planning. In addition, the board takes advantage of external expertise as needed on key strategic topics.

The board holds strategic planning and review sessions periodically with all officers of the Company to review corporate strategy across all aspects of the Company's business and to provide directors with the opportunity to engage the entire senior management team on issues of strategic importance. The board held a strategic planning session specific to generation planning in summer 2021.

The following topics are among the topics reviewed and discussed by the board during the past year:

•The University of Wisconsin-Madison's analysis of the Company's net-zero carbon goal.

•Cybersecurity.

•Issues of human rights in the energy industry.

•MGE's Energy 2030 framework, goal of 80% carbon emissions reduction by 2030, "net-zero carbon" goal and related initiatives.

•MGE's annual Corporate Responsibility and Sustainability Report and other ESG-related reporting and disclosures.

•Current and emerging environmental risks and risk mitigation.

•Generation facility retirement planning and potential capacity and energy replacement for the Columbia Energy Center.

•Application for regulatory approval to purchase a share of the Red Barn Wind Farm, Paris Solar-Battery Park, Darien Solar Energy Center and the Koshkonong Solar Energy Center.

•Planned transition of the Elm Road Generating Station from coal to natural gas.

•The Company's response to the COVID-19 pandemic.

•Energy affordability and rates.

•MGE's top-ranked electric reliability.

•The Company's commitment to diversity, equity and inclusion.

•Company initiatives and investments. In 2021, these initiatives and investments included:

oImplementation of Wave 2 of MGE's Enterprise Forward initiative, which enabled technology improvements to upgrade internal systems such as customer care and billing.

oCommissioning of phase one of the Badger Hollow Solar Farm.

oCommissioning of the O'Brien Solar Fields project, a 20-megawatt (MW) project under MGE's Renewable Energy Rider (RER) program.

oConstruction of the 8-MW Hermsdorf Solar Fields project under MGE's RER program.

Response to COVID-19

With the global outbreak of the Coronavirus Disease 2019 (COVID-19) and the declaration of a pandemic by the World Health Organization on March 11, 2020, U.S. governmental authorities deemed electric and gas utilities to be critical infrastructure. Since then, MGE Energy has been subject to and continues to follow local, state and federal public health and safety regulations and guidance.

In response to the global declaration, a special meeting of the full board was called in March 2020 to discuss COVID-19 with all directors attending. Since the onset of the pandemic, directors have discussed regularly the Company's response and management of the workforce, operational impacts and financial impacts to the Company resulting from COVID-19.

The Company implemented a number of changes in response to COVID-19 to provide for the safety of our employees, customers and our community. These changes include equipping field and operations personnel with personal protective equipment, implementing alternating schedules when appropriate and restricting access to facilities and offering support to office employees working from home.

Corporate Responsibility and Environmental Performance

The board takes seriously its responsibility to oversee corporate responsibility and environmental performance of the Company. Board members bring a variety of expertise to this responsibility; for example, oversight and administration related to environmental areas, education and training related to environmental matters, and experience holding managerial and/or public positions with environmental purview.

The board receives timely and relevant information on a regular basis related to the Company's sustainability initiatives and performance and ESG-related matters. The board also draws on external expertise as appropriate for education on key topics relevant to its risk oversight responsibilities.

Carbon Reduction Goal of 80% by 2030

Reducing carbon emissions is a key component of our strategic business planning. In early 2022, MGE increased its 2030 carbon emissions goal to reduce those emissions at least 80% by 2030. This also exceeds the Company's previously announced expectation to reduce carbon emissions at least 65% by 2030. The Company expects to achieve its increased 2030 carbon reduction goal due to a number of factors:

•Ongoing transition from coal:  The planned early retirement of the coal-fired Columbia Energy Center by 2025 and the planned transition of the Elm Road Generating Station from coal to natural gas will substantially reduce MGE's use of coal by 2030. MGE is a minority owner of both facilities.

•Growth in the Company's use of renewable energy: Between 2015 and 2024, the Company has an estimated total investment of $645 million in renewable energy and battery storage capacity to help replace lost capacity due to the planned retirement of the Columbia plant.

•Use of natural gas a bridge fuel:  The limited use of natural gas as a bridge fuel helps to maintain reliability, dispatchability and affordability with the retirement of coal-fired assets.

•The expected decarbonization of energy market emissions:  The expected retirement of coal and the growth of renewables will help to decrease emissions from MGE's market purchases.

The proposal to retire Columbia about 15 years ahead of schedule and to transition Elm Road to natural gas is subject to State regulatory and other approvals.

Path Toward Net-Zero Carbon Electricity

In May 2019, MGE was one of the first utilities in the nation to announce a goal of net-zero carbon electricity by 2050. The Company has said that if it can go further faster by working with its customers, it will. Achievement of the Company's net-zero goal will depend on, among other things, the timing, scope and relative costs of technological developments, customer participation in programs and partnerships, and regulatory support.

Prior to announcing its net-zero carbon by 2050 goal in 2019, MGE already had been on a path to reduce carbon emissions at least 80% by 2050, which aligns with the goals of the U.S. Mid-Century Strategy (MCS) for Deep Decarbonization. The MCS is the U.S. strategy for meeting the goals of the Paris Agreement on climate change to limit global temperature increases to 2 degrees.

MGE's net-zero carbon by 2050 goal is consistent with the 1.5-degree scenario contemplated in the Intergovernmental Panel on Climate Change (IPCC) October 2018 special report and exceeds the U.S. emissions targets and the 2-degree scenario under the U.S. MCS.

In October 2018, the IPCC released a report that analyzed a 1.5-degree scenario as compared to a 2-degree scenario in the U.S. MCS. Both the IPCC report and the MCS rely on decarbonizing electric generation, using energy efficiently and electrifying other energy uses, including transportation. These are the strategies MGE is pursuing and will continue to pursue to achieve deep decarbonization. Using these strategies, MGE expects to reduce carbon emissions as quickly as the state of evolving technology allows, consistent with meeting our obligation to serve our customers. The Company has numerous initiatives to advance its goal of net-zero carbon electricity. These initiatives include:

•Decarbonizing its electric generation and growing its use of renewable generation resources;

•Advancing the electrification of transportation; and

•Increasing engagement around energy efficiency and providing customers innovative products and services (e.g., a community-based Shared Solar program, a smart thermostat demand response program to reduce energy use, a renewable energy program for large customers and a managed charging project for electric vehicles).

Since introducing the Company's Energy 2030 framework in November 2015 and as of December 31, 2021, MGE has announced projects that are expected to increase the Company's owned renewable generation capacity by more than nine times by year-end 2024. The Company looks forward to additional cost-effective, clean energy investments beyond what is currently planned.

Analysis of Net-Zero Carbon Goal

In fall 2020, the University of Wisconsin-Madison's Nelson Institute for Environmental Studies released its independent analysis of MGE's goal of net-zero carbon electricity by 2050. The analysis, by Dr. Tracey Holloway at the Nelson Institute, compared the utility's goal to the modeled pathways for the electricity sector in industrialized nations to limit global warming to 1.5 degrees Celsius. Relative to publicly available model results for carbon reductions through 2050, the UW's analysis determined MGE's goal is in line with or more aggressive than these model benchmarks for climate solutions. In January 2021, Dr. Holloway presented the findings to our Board of Directors for discussion.

Energy 2030 Framework

MGE's Energy 2030 framework, introduced in November 2015, lays out foundational objectives and strategic direction for building customer and shareholder value in the Company's ongoing transition toward greater sustainability underway since 2005. Those objectives continue to guide the Company's long-term business strategy and help to ensure all customers benefit from the Company's clean energy transition. An industry leader, MGE also established the following clean energy goals under Energy 2030:

•Supply at least 30% of its delivered electricity from renewable sources by 2030.

•Reduce carbon dioxide emissions at least 40% from 2005 levels by 2030. (Since introducing Energy 2030 in November 2015, the Company has committed to carbon reductions of at least 80% by 2030 and to net-zero carbon electricity by 2050.)

The Company is continuing its path to achieve a more sustainable energy supply mix using cost-effective technologies to provide customer and shareholder value. To learn more about some of MGE's projects and programs to achieve deep decarbonization, visit mgeenergy.com/environment.

As part of its ongoing assessment of corporate performance, our Board of Directors regularly reviews how well the Company is advancing its overall goals around carbon emissions reductions as well as progress on its specific strategies for deep decarbonization. Additional information related to the Company's carbon emissions reductions is available at mgeenergy.com/environment.

We have reviewed the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD), performed an analysis of our disclosures relative to the TCFD recommendations and determined that our disclosures are substantially consistent with the TCFD guidance and recommendations.

Business Operations

In addition to its Energy 2030 framework, goal of 80% carbon reduction by 2030 and net-zero carbon goal, the Company is committed to reducing its environmental impacts across all areas of the organization. For example, in 2021, the Company:

•Earned the Green Master designation for the eighth consecutive year from the Wisconsin Sustainable Business Council. The voluntary statewide benchmarking program evaluates participants in nine key areas related to sustainability. Only the top 20% of applying companies receive the Green Master designation. MGE was the first utility to be awarded the distinction in 2014.

•Continued efforts to expand the scope of its renewed five-year contract with the Wisconsin Department of Natural Resources for its Green Tier certification. Our primary goal in the expanded contract is to cover all MGE operations under our Environmental Management System (EMS). An EMS is a continuous improvement process that evaluates, prioritizes and manages environmental risks. MGE has employed an independent third party to oversee the expansion of the Company's EMS. The independent third party's expertise in risk management and compliance is helping MGE to identify operational and environmental risks and to evaluate those risks under the scope of the expanded EMS. MGE was the first electric utility to take part in the pilot program and remains the only electric utility, and one of only seven Wisconsin companies, to be certified at the highest level of Green Tier.

•Utilized the EEI ESG/Sustainability reporting templates, which are voluntary and industry-specific. The quantitative reporting template discloses data and information related to MGE's portfolio (generation and capacity), emissions, capital expenditures, and human and natural resources. The qualitative reporting template includes information related to the Company's management and oversight of strategies for transitioning toward deep decarbonization and greater sustainability.

To learn more about the Company's environmental initiatives, please see our Corporate Responsibility and Sustainability Report and EEI ESG/Sustainability reporting templates at mgeenergy.com/environment. The Company's annual Corporate Responsibility and Sustainability Report and its EEI ESG/Sustainability reporting templates, combined with other disclosures by the Company, are substantially consistent with guidance and recommendations from the TCFD.

Risk Assessment and Oversight

Enterprise-wide risk assessment and oversight are fundamental responsibilities of our board. Directors are involved in the process of overseeing the primary risks we face in the conduct of our business. Trends in economic, business and commodity market conditions and trends in legislative and regulatory initiatives are reviewed by the board as part of the Company's Enterprise Risk Management program.

The board receives on an ongoing basis information from management related to key business risks and mitigation strategies. These business risks include existing and emerging risks related to environmental performance and sustainability, information technology systems and cybersecurity, operational risks, financial risks, reliability risks and regulatory risks.

Our board engages in a comprehensive risk assessment and mitigation review biannually. In addition, on a biennial basis, our board and all Company officers engage in a comprehensive risk assessment and mitigation review, the last occurring in 2021. This broad-based exercise serves to complement ongoing and regular presentations and reports from Company officers and subject matter experts on risk and emerging risk identification, assessment and mitigation strategies. Our comprehensive approach encourages all of our directors to initiate discussion at any time, either directly or through our Lead Independent Director, on any areas of concern, including risk identification and assessment, controls, management and oversight. The board and MGE management have created a culture of environmental sustainability and risk management. All officers of the Company take ownership in and are accountable for managing and mitigating corporate risk. For more detailed information on risk factors, please see Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021.

Committees

Corporate Governance Committee

The Corporate Governance Committee is responsible for taking a leadership role in shaping corporate governance of the Company and in officer and director succession planning. The committee reviews and makes recommendations to the board on an ongoing basis regarding corporate governance policies and practices for the Company. The committee also reviews and makes recommendations on board and committee organization, membership, function and effectiveness.

Our board has adopted a Corporate Governance Committee Charter and Corporate Governance Guidelines, which are posted on our website at mgeenergy.com/governance, under the "Governance" caption. More information regarding our corporate governance practices can be found on our website.

The board has determined that no member of the Corporate Governance Committee has a material relationship with the Company and that every member of the committee is independent under the listing requirements of Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards that are contained in its Corporate Governance Guidelines.

On January 19, 2018, our Corporate Governance Committee adopted a "Clawback Policy" on incentive compensation. That policy was updated on February 21, 2020, to include both cash-based and/or stock-based awards that contain performance requirements. See "Executive Compensation - Compensation Discussion and Analysis - Executive Summary."

The Corporate Governance Committee also reviews candidates for our board and makes nominations of appropriate candidates for election to the board. As stated in our Corporate Governance Guidelines, the candidate review criteria include characteristics such as integrity, business experience, knowledge and independence of judgment, as well as diversity in business backgrounds in order to bring different experiences and perspectives to the board. Diversity in personal background, race, gender, age and nationality, for the board as a whole, may be taken into account in considering candidates. While screening candidates, the committee will examine potential conflicts of interest including interlocking directorships and substantial business, civic and social relationships with other members of the board that could impair a prospective board member's ability to act independently.

Given the complexity of the industry in which we operate, the board also values experience. Under the Company's retirement guidelines for directors, employee directors may not continue to serve as a director unless requested to do so by the board; and other directors are expected to retire not later than the date and time of the Annual Meeting of Shareholders following the date on which he or she attains the age of 75, unless requested to remain by the board.

The Corporate Governance Committee also considers qualified director candidates suggested by our shareholders. Shareholders can suggest candidates by writing to MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Corporate Secretary. Submissions should describe the candidate's background, experience and ownership of our shares and otherwise address the factors considered by the committee as described in our Corporate Governance Guidelines posted on our website at mgeenergy.com/governance, under the "Governance" caption. The Corporate Governance Committee will apply the same standards in considering candidates recommended by shareholders as it applies to other candidates. In 2022, the director nominees are currently members of our board.

Audit Committee

Our board has an Audit Committee that oversees our relationship with our internal auditors and independent registered public accounting firm and discusses with them the scope and results of their audits, accounting practices and the adequacy of our internal controls. The Audit Committee also reviews all "related party transactions" for potential conflict of interest situations. A related party transaction is a transaction between us and our directors, executive officers or their immediate family members that are required to be disclosed pursuant to applicable SEC rules. See "Related Person Transactions" below. The committee has a written charter that is posted on our website at mgeenergy.com/governance, under the "Governance" caption.

The Audit Committee has established a policy to preapprove all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year. Any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. Once preapproved, the services and preapproved amounts are monitored against actual charges incurred and modified if appropriate.

Our board has determined that no Audit Committee member has a material relationship with the Company and every member of the committee is otherwise independent under the listing requirements of the Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards set forth in our Corporate Governance Guidelines. In addition, all Audit Committee members must meet the heightened standards for independence for Audit Committee members imposed by the SEC. Under those heightened standards, a director may not serve on the Audit Committee if the director (i) has received any consulting, advisory or other compensatory fees from us (other than in his or her capacity as a director) or (ii) is affiliated with us or any of our subsidiaries. All Audit Committee members meet the heightened standards. The board has determined that all members of the Audit Committee are considered "audit committee financial experts."

Compensation Committee

The function of the Compensation Committee is to review the salaries, fees and other benefits of officers and directors and recommend compensation adjustments to the board. The board has determined that each of the members of the Compensation Committee has no material relationship with us and is otherwise independent under the listing requirements of Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards.

In addition, all Compensation Committee members must meet additional independence standards. Under those standards, a director may not serve on the Compensation Committee if the director has received any consulting, advisory or other compensatory fees from us (other than in his or her capacity as a director). All Compensation Committee members meet the heightened standards.

Compensation Committee members take into consideration performance on both short- and long-term corporate strategy, among other factors, when evaluating executive compensation. The Compensation Committee also considers performance goals that are critical to Company performance. These goals include earnings, system reliability and customer satisfaction. In addition, the board also considers numerous qualitative performance measures that are critical to our business success, including financial strength, environmental performance, cost containment, business operations, safety and efficiency, and progress on corporate initiatives and projects.

The board has adopted a Compensation Committee Charter, which is posted on our website at mgeenergy.com/governance, under the "Governance" caption. See "Executive Compensation - Compensation Discussion and Analysis - Role of the Compensation Committee" for further information regarding the role of the Compensation Committee in our executive compensation programs.

Executive Committee

The Executive Committee acts in lieu of the full board and between meetings of the board. The Executive Committee has the powers of the board in the management of our business and affairs, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the board or committees created by the board. Since our board meets 10 times a year, there has not been a need for the Executive Committee to meet or take action.

Director Independence

Our board makes an annual assessment of the independence of our directors under the independence guidelines adopted by Nasdaq Stock Market, Inc. Those guidelines are generally aimed at determining whether a director has a relationship which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. The guidelines identify certain relationships that are considered to affect independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us for other than board or board committee service and commercial relationships exceeding specified dollar thresholds. These guidelines also are reflected in our Corporate Governance Guidelines, which are posted on our website at mgeenergy.com/governance and can be found under the caption "Governance."

Our board has determined that Directors Anderson, Berbee, Bugher, Dewey, Possin, Stolper and Wray are independent under the Nasdaq Stock Market, Inc., definition of independence and the Company's Corporate Governance Principles, which parallel the Nasdaq Stock Market, Inc., definition. In reaching that determination, the board considered certain relationships or arrangements that are described below. In each case, the amounts involved in the transactions between us and our subsidiaries, on the one hand, and the companies with which a director or an immediate family member is associated, on the other hand, fell below the amounts identified in our Corporate Governance Principles and Nasdaq Stock Market, Inc., requirements as being thresholds for concerns about their effect on director independence. Because we provide utility services through our subsidiary, MGE, and many of our directors live in the area served by MGE, many of our directors either directly receive, or are affiliated with entities that receive, utility services from MGE. Similarly, because we and our subsidiaries are active in the community and make substantial charitable contributions in the areas we serve, and many of our directors live in communities served by MGE and are active in those communities, many of our directors are affiliated with charities that receive contributions from us and our subsidiaries. In addition to those relationships and arrangements, our board also considered the information in the following two paragraphs:

Director Dewey is Chief Executive Officer of QTI Management Services, Inc., d/b/a The QTI Group, a human resources and staffing company from which we have procured temporary employment services and nonexecutive consulting services. Payments made by MGE to QTI Management Services, Inc., resulted in less than one-quarter of 1% of QTI Management Services, Inc.'s gross annual revenue in 2021, 2020 and 2019 and were considered immaterial under Nasdaq Stock Market, Inc.'s independence guidelines. Our board did not, and does not, believe that such services have affected Director Dewey's independence in addressing matters before the board.

In evaluating Director Stolper's independence, our board considered the past and present employment relationships that his brother and sister-in-law have with Stafford Rosenbaum LLP, a law firm that has provided a variety of legal services to the Company and its subsidiaries for more than 50 years. Director Stolper's brother and sister-in-law were partners in that law firm until their retirement in 2015 and 2016, respectively. Since his retirement, Director Stolper's brother has received retirement payments, which ended in 2020. Since her retirement, Director Stolper's sister-in-law has continued to provide services to the law firm, although she received less than $10,000 for those services in 2021. Director Stolper's election as a director was based upon his accounting and business background and not the indirect relationship with the law firm. Director Stolper has not shared, and does not share, directly or indirectly in any fees received by Stafford Rosenbaum LLP from the Company. Our board did not, and does not, believe that such family relationships have affected Director Stolper's independence in addressing matters before the board.

Related Person Transactions

We have a written policy and procedure for the review, approval or ratification of any transaction with the Company or its subsidiaries involving an amount in excess of $120,000 in which any director, executive officer, nominee for director or any of their immediate family members had a material interest, as contemplated by Item 404(a) of the SEC's Regulation S-K. Under these policies and procedures, our Audit Committee reviews the information assembled by the Director Internal Audit regarding all transactions identified pursuant to the written policy and procedure. Based upon that review, the committee approves, ratifies or rejects the identified transaction. Information gathered by our Director Internal Audit includes:

•The related person's relationship to the Company and interest in the transaction.

•The material facts of the transaction, including size, time frame and consideration.

•The manner in which the transaction was procured, including the process used, the persons involved and the factors considered in entering into the particular transaction.

•The availability of other sources of comparable goods and services.

The purpose of the information is to enable our Audit Committee to perform its review and to consider whether the transaction is on terms that are at least as favorable to the Company as achievable from an unaffiliated third party or, in the case of unique or sole source procurements, whether the transaction is fair to the Company.

Anti-Pledging and Hedging Policies

On January 19, 2018, our board approved a "no pledging" policy that prohibits directors and executive officers from pledging their shares of the Company's common stock to secure indebtedness, including a prohibition against maintaining those shares in a brokerage margin account.

In 2012, our board approved a "no hedging" policy that prohibits directors and executive officers from engaging in any kind of hedging transaction that seeks to reduce or limit that person's economic risk associated with his or her ownership in shares of the Company's common stock.

Code of Ethics

Our Code of Ethics applies to our directors and all of our employees, including our executive officers. A copy of our Code of Ethics is posted on our website at mgeenergy.com/governance, under the "Governance" caption.

Nonemployee Director Compensation

Directors who are our employees receive no additional fee for service as a director or a committee member. In 2021, nonemployee directors received compensation as shown below.

2021 Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	($)(1)(2) (b)	($)(3) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)
Marcia M. Anderson	$85,683	$50,000	-	-	-	-	$135,683
James G. Berbee	$69,000	$50,000	-	-	-	-	$119,000
Mark D. Bugher	$88,046	$50,000	-	-	-	-	$138,046
Londa J. Dewey	$78,000	$50,000	-	-	-	-	$128,000
F. Curtis Hastings (4)	$72,272	$50,000	-	-	-	-	$122,272
James L. Possin	$89,000	$50,000	-	-	-	-	$139,000
Thomas R. Stolper	$75,000	$50,000	-	-	-	-	$125,000
Gary J. Wolter	$75,000	$50,000	-	-	-	-	$125,000
Noble L. Wray	$27,000	-	-	-	-	-	$ 27,000

(1)Consists of the amounts described below under "Cash Compensation."

(2)Includes amounts paid for attending director educational activities.

(3)Restricted (time based) units were awarded to each of our directors in February 2021 under our 2021 Long-Term Incentive Plan (2021 LTI Plan). Awards granted under the 2021 LTI Plan vest at the end of a three-year period and allow for continued vesting in the event of death, disability or retirement, or immediate vesting due to a change of control. The amount shown represents the February 2021 grant date fair value of that award. The award will be settled in stock or a combination of cash and stock, which, in the case of the awards granted in February 2021, will be issued or paid during the first quarter of 2024. Prior to 2021, awards were granted under our 2013 Director Incentive Plan (2013 Plan). The 2013 Plan allows for the grant of units tied to changes in the Company's share price and any dividend payments made by the Company during the vesting period applicable to the awarded units. The awards vest annually as to one-third of the units and allow for continued vesting in the event of death, disability or retirement, or immediate vesting due to a change of control. At December 31, 2021, there were three awards outstanding for each director representing 1,966 units, except for Director Wray who joined our board in 2021 and has no awards. Awards issued prior to 2021 will be settled in cash and no shares of stock are issuable, or will be issued, in connection with those awards. The accounting treatment for awards determines the presentation under applicable SEC disclosure rules.

(4)Director Hastings retired from the board on October 31, 2021.

Cash Compensation

•Attendance Fees: Each nonemployee director received a fee of $1,500 for attendance at board meetings and a fee of $1,500 for attendance at meetings of committees of which that director is a member or to which that director was invited and attended. Directors received $1,500 for each director educational activity they attended.

•Annual Retainer Fee: Each nonemployee director received an annual retainer fee of $45,000.

•Chairmanships: The committee chairperson of the Audit Committee was paid an additional $12,500, the Lead Independent Director (who is also the committee chairperson of the Corporate Governance Committee) was paid an additional $12,500 and the committee chairperson of the Compensation Committee was paid an additional $10,000.

Meeting Attendance

The board met 10 times in 2021. Each member of the board attended more than 75% of the total number of meetings of the board and the committees on which he or she served.

Policy Regarding Annual Meeting Attendance

Our policy is to encourage our directors to attend the Annual Meeting of Shareholders. All of our directors attended last year's Annual Meeting virtually.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock

The following table lists the beneficial ownership of our common stock as of December 31, 2021 (except as otherwise noted), of each director and nominee, the individuals named in the Summary Compensation Table and the directors and executive officers as a group, and each shareholder known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as noted, the individuals in the table below have sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock
Marcia M. Anderson	539		*
James G. Berbee	4,791		*
Mark D. Bugher	1,380		*
Jared J. Bushek	405	(1)	*
Londa J. Dewey	4,500		*
Lynn K. Hobbie	8,173	(1)(2)	*
Tamara J. Johnson	530	(1)	*
Jeffrey M. Keebler	2,400	(1)	*
Donald D. Peterson (3)	815	(2)	*
James L. Possin	3,022		*
Cari Anne Renlund	196	(1)	*
Thomas R. Stolper	5,100		*
Gary J. Wolter	19,976	(1)(2)	*
Noble L. Wray	-		*
All directors and executive officers as a group (16 persons)	52,583		*
The Vanguard Group, Inc.	3,891,418	(4)	10.76%
BlackRock, Inc.	2,762,739	(5)	7.60%
T. Rowe Price Associates, Inc.	1,892,539	(6)	5.20%

(1)J. Bushek, L. Hobbie, T. Johnson, J. Keebler, C. A. Renlund and G. Wolter are directors of Madison Gas and Electric Foundation, Inc., and, as such, have shared voting and investment power in an additional 18,000 shares of our common stock held by the Foundation. Those shares are not shown in the numbers in the table. The Foundation was formed by, and receives contributions primarily from, MGE, which contributions are used for charitable purposes.

(2)Includes common stock held by executive officers and retired executive officers in the MGE 401(k) defined contribution plan with respect to which those persons have sole voting and investment power: L. Hobbie, 126 shares; D. Peterson, 677 shares; G. Wolter, 305 shares.

(3)Retired December 31, 2021.

(4)Information contained on Schedule 13G filed with the SEC on February 9, 2022, by The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G reported 3,891,418 shares of common stock as being beneficially owned as of December 31, 2021.

(5)Information contained on Schedule 13G filed with the SEC on February 3, 2022, by BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. The Schedule 13G reported 2,762,739 shares of common stock as being beneficially owned as of December 31, 2021.

(6)Information contained on Schedule 13G filed with the SEC on February 14, 2022, by T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202. The Schedule 13G reported 1,892,539 shares of common stock as being beneficially owned as of December 31, 2021.

Our board believes directors and executive officers should be shareholders and have a financial stake in the Company. On January 19, 2018, MGE Energy's Board of Directors adopted guidelines for its directors and officers intended to increase their alignment with shareholders concerning the long-term performance of our common stock. The guidelines measure that alignment through a combination of minimum stock ownership and long-term compensation awards that are directly tied to the performance of our stock. The guidelines expand upon the prior "Share Ownership Requirements" in MGE Energy's Corporate Governance Guidelines.

The guidelines vary by position. For officers, they are equal to a multiple, ranging from one to three, of base salary. For directors, they are equal to three times the annual cash retainer (excluding retainers for lead director service and board committee chair service). The guidelines provide for a transition period of five years for officers and three years for directors from adoption, or from election, in the case of new directors or executive officers, to meet the guidelines.

An officer or director can meet the guidelines through a combination of (i) shares of common stock and (ii) units awarded under the MGE Energy 2006 Performance Unit Plan and the MGE Energy 2020 Performance Unit Plan and dividend equivalents in respect of those units, in the case of officers, or units awarded under the MGE Energy 2013 Director Incentive Plan and dividend equivalents in respect of those units, in the case of directors. Units awarded under the 2006 Performance Unit Plan, the 2020 Performance Unit Plan or the 2013 Director Incentive Plan represent the right to receive a cash payment that is directly dependent on the performance of MGE Energy's common stock over a defined period of time and, therefore, ties a portion of the award holder's compensation to that performance. The previous requirement to purchase a minimum $25,000 of MGE Energy common stock has been incorporated into the enhanced guidelines and those shares can be used to meet the new guidelines.

PROPOSAL 2 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee and our board have recommended that PricewaterhouseCoopers LLP (PwC) be retained as our independent registered public accounting firm in 2022. We are seeking ratification of that retention by our shareholders. PwC has served as our independent registered public accounting firm since 1993.

Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if they choose to do so. They are also expected to be available to respond to appropriate questions.

Our Audit Committee approves each engagement of the independent registered public accounting firm to render any audit or non-audit services before the firm is engaged to render those services. The Chairman of the Audit Committee or other designated Audit Committee member may represent the entire Audit Committee for purposes of this approval. Any services approved by the Chairman or other designated Audit Committee member are reported to the full Audit Committee at the next scheduled Audit Committee meeting after such approval has been given. No exceptions to this approval process are allowed under the Audit Committee Charter; and thus, none of the services described in the following table were approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X, which otherwise would allow de minimus amounts of services to be provided without specific approval.

The following table presents fees for professional services rendered by PwC for the years ended December 31, 2021 and 2020. (Fees include amounts related to the year indicated, which may differ from amounts billed.)

Independent Registered Public Accounting Firm Fees Disclosure	2021 Fees	2020 Fees
Audit Fees (a)	$1,187,000	$1,189,000
Audit-Related Fees (b)	$316,700	$175,125
Tax Fees (c)	$37,700	$82,000
All Other Fees (d)	$607,800	$843,475

(a)Professional services rendered for the audits of the financial statements, review of the interim financial statements, opinion on the effectiveness of our internal control over financial reporting for MGE Energy and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit Fees for 2021 include professional services rendered in connection with implementation of a new customer information system.

(b)Audit-Related Fees for 2021 and 2020 include professional services rendered in connection with utility commission-mandated obligations. Fees also include professional services rendered in connection with Enterprise Forward project implementation review that included review of security and internal controls. Enterprise Forward is a strategic information technology management project aimed at transforming MGE into a digital integrated utility and includes replacement of its customer information system.

(c)Tax Fees for 2021 and 2020 include review of federal and state income tax returns. Fees in 2020 also include review of a request for an IRS Private Letter Ruling.

(d)Other Fees for 2021 and 2020 include advisory services with respect to the Enterprise Forward project.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND A VOTE "FOR" THE RATIFICATION OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

Audit Committee Report

Our Audit Committee consists of six directors who are independent as required by the Nasdaq listing standards and applicable SEC rules. Pursuant to the Audit Committee's Charter, the Audit Committee assists our board in fulfilling its oversight responsibilities relating to the integrity of financial reporting and accounting practices; the system of internal controls; the independence of the external auditor; the performance of the internal and external audit processes; and the Company's process for monitoring compliance with laws and regulations. Management is responsible for the preparation of the Company's financial statements and for establishing and maintaining adequate internal financial controls.

Our independent registered public accounting firm for 2021, PwC, has been retained to audit those statements in accordance with professional auditing standards and is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. Their duties and responsibilities are set forth in more detail in the Audit Committee Charter adopted by the board. The Audit Committee Charter is available on our website at mgeenergy.com/governance, under the "Governance" caption.

PwC has served as the Company's independent auditor since 1993. As in prior years, the Audit Committee and management have engaged in a review in connection with the Audit Committee's consideration of whether to recommend that shareholders ratify the selection of PwC as the Company's independent auditor for 2022. In that review, the Audit Committee considered both the continued independence of PwC and whether retaining PwC is in the best interests of the Company and its shareholders. In addition to independence, other factors considered by the Audit Committee included:

•PwC's capability and expertise with utility businesses.

•PwC's understanding of our business, accounting policies and practices, and internal control over financial reporting.

•Avoidance of the costs and disruptions, including management time and distractions, associated with bringing onboard a new independent auditor.

Our Audit Committee has issued the following report:

In the course of fulfilling our responsibilities, we have:

•Discussed with the Company's internal auditors and independent registered public accounting firm, PwC, the overall scope, plans and results of their respective audits, with and without the presence of management;

•Discussed the selection of the lead engagement partner in conjunction with the mandated rotation policy;

•Reviewed and discussed with management the audited financial statements for the year ended December 31, 2021;

•Discussed with the representatives of PwC all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. This review included a discussion with management and the independent auditor and consideration of the Company's accounting policies, practices and estimates, the auditor's evaluation of the quality of the Company's financial reporting and significant risks the auditor identified;

•Received the written disclosures and the letter from PwC as required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant's communications with audit committees concerning independence;

•Discussed with PwC their independence from the Company and management; and

•Considered whether the provision by PwC of non-audit services is compatible with maintaining their independence.

Based on the foregoing, we have recommended to the board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Marcia M. AndersonJames L. Possin (Chair)

James G. BerbeeThomas R. Stolper

Mark D. BugherNoble L. Wray

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We seek your approval of the compensation paid to our named executive officers as described under "Executive Compensation - Compensation Discussion and Analysis" and the related compensation tables in this Proxy Statement. Because your vote is advisory, it will not be binding on our board or the Company. However, our board will receive and review the voting results and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation policies and practices are effective in tying a significant portion of pay to performance, while at the same time providing competitive compensation that attracts and retains talented personnel and aligns the interests of our executive officers with those of our shareholders.

As described under "Executive Compensation - Compensation Discussion and Analysis," of this Proxy Statement, we believe our annual executive compensation is competitive with the market, and our Compensation Committee considers market data obtained from Willis Towers Watson, its independent compensation consultant, to help establish compensation levels. Our board believes it has been careful and prudent in its approach to executive compensation and has generally taken a conservative approach, taking into account the impact of such programs on our cost to customers and returns to our shareholders. Our program for 2021 was based on cash compensation and share-based awards, consisting of salary and short-term and long-term incentive compensation. Including both cash-based and share-based incentives is intended to encourage attention to, and reward participants for, the performance of our stock over a long-term period. Our Compensation Committee monitors executive compensation programs and adopts changes to reflect the dynamic marketplace in which we compete for talent as well as general economic, regulatory and legislative developments affecting executive compensation. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders.

You have the opportunity to vote "For," "Against" or "Abstain" from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders of MGE Energy, Inc., approve the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in the Proxy Statement for the 2022 Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" ON THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation program is designed to compensate our executives fairly based upon an assessment of compensation available in the marketplace where we compete for executive personnel and our desire to achieve a balance of short-term and long-term rewards for maintaining and improving Company performance and shareholder value. It is administered by our Compensation Committee, which is composed of independent directors. They are assisted by Willis Towers Watson, who the Compensation Committee has hired as an independent compensation consultant.

Our approach to establishing executive compensation is to benchmark periodically the ranges of executive compensation and then to set overall compensation within a competitive market range. Market-based salary ranges are examined for each position, and an executive's positioning within that range is determined by that individual's experience in their position as well as the committee's evaluation of that individual's performance during the year. Our overall executive compensation for 2021 included:

•Base salary;

•Short-term incentive compensation, based upon both objective measures (as shown on pages 38 - 40) and a subjective assessment of annual performance, which in both cases is designed to encourage and reward the accomplishment of goals intended to benefit the Company and its shareholders; and

•Long-term incentive compensation involving stock-based awards under our 2021 Long-Term Incentive Plan and cash-based awards under several legacy plans, all of which are designed to reward performance over a period of time and to tie a portion of executive compensation more directly to the creation of long-term shareholder value.

Due to their structure, awards under our legacy 2006 Performance Unit Plan and 2020 Performance Unit Plan are shown according to applicable guidelines as stock-based incentives in the various compensation tables that follow; however, no stock is issuable or issued under these cash-based long-term incentive arrangements. Prior to shareholder approval of our 2021 Long-Term Incentive Plan in May 2020, we did not have a plan allowing the issuance of stock.

Our compensation program is designed to link a significant portion of the compensation of our named executive officers to defined performance standards that promote a balance of the drive for near-term earnings and returns with growth in long-term shareholder value.

We believe our compensation program has assisted us in achieving good performance for our customers, employees and shareholders. During 2021, we exceeded performance goals related to electric reliability and customer satisfaction targets. In addition, earnings per share in 2021 exceeded our earnings per share target for 2021 by 15% (target shown on page 39). At the end of 2021, our annualized total shareholder return over the last five years was 7%.

2021 Long-Term Incentive Plan

In 2021, we issued awards under our 2021 Long-Term Incentive Plan, which we refer to as the 2021 LTI Plan. Under that Plan, eligible employees who are officers or otherwise determined to be key employees may receive awards of:

•"Performance units," entitling the holder to receive a stock or cash payment equal to the value of a designated number of shares of our common stock, plus dividend equivalent payments thereon payable in cash, based upon the achievement of specified performance goals during a performance period set by the Compensation Committee.

•"Restricted units," entitling the holder to receive a stock payment equal to the value of a designated number of shares of our common stock, plus dividend equivalent payments payable in cash thereon, at the end of a time period set by the Compensation Committee, with the stock payment being subject, in the case of employees, to the Company's tax withholding obligations, and, in the case of non-employee directors, to the director's election to receive up to 25% in cash to the extent authorized by the board or set forth in the related award agreement.

•"Restricted stock," which is an award of stock granted subject to restrictions on transfer and possible forfeiture if the conditions for the removal of the restrictions are not met. The restrictions may be based upon the passage of time, or the occurrence of other events, as determined by the committee.

Non-employee directors may receive awards of restricted units and restricted stock under the Plan but may not receive awards of performance units. The Plan does not allow the grant of stock options or stock appreciation rights.

Awards under the Plan are subject to vesting provisions providing for 100% vesting at the end of the performance period, in the case of performance units, and at the end of the time period, in the case of restricted units and restricted stock, in each case as set by the Compensation Committee in the particular award.

The discussion that follows focuses on our compensation programs that were in effect during 2021, which would include our 2021 LTI Plan and our legacy 2006 Performance Unit Plan and our 2020 Performance Unit Plan. References to "Performance Unit Plans" in that discussion refer to both the 2006 and 2020 Performance Unit Plans. Collectively, all plans are referred to as "Incentive Plans."

Compensation Objective and Strategy

The principal goal of our compensation program has been to pay our employees, including all of our executive officers, at levels which are:

•Reflective of how well we are achieving our corporate mission as well as realizing both short-term and long-term corporate strategy;

•Consistent with our current financial condition, recent earnings, rates, total shareholder return and the projected change in the Consumer Price Index;

•Reflective of each individual's performance, experience, and overall actual and potential contribution to our Company; and

•Competitive in the marketplace for similarly situated employees.

Our Compensation Committee strives to administer our compensation programs in a manner that is fair and consistent over time. Through our compensation design (and with the help of the committee's compensation consultant), the committee seeks to:

•Foster an organizational culture to encourage executives to make decisions that create shareholder value within the framework of our corporate objectives;

•Use a clear, simple-to-understand reward design to allow the Company to attract and retain competent management talent necessary to continue to improve the Company's long-term performance;

•Offer employees competitive pay with an additional opportunity to earn enhancements when Company and individual performance exceeds expectations; and

•Support our compensation program with appropriate performance management and communications efforts.

Our compensation program considers performance goals that are critical to our business success. These goals include specific objectives developed by our Compensation Committee with input from our management and Board of Directors. These goals include earnings, system reliability and customer satisfaction. The committee and board also consider other corporate performance measures, such as debt ratings, cost containment, environmental performance and management of day-to-day operations as well as individual performance measures.

In addition to its review of external competitive factors, the committee considers internal equity among colleagues in determining compensation levels. Toward this end, the committee also uses the projected increase in the Consumer Price Index as a guideline for the aggregate annual increase in pay for both executives and employees. This means that while the committee considers competitive pay data for specific positions, such data is not the sole factor considered in setting pay levels as the committee believes promoting internal equity helps to provide long-term stability among its senior management.

Our committee believes it is important to place a significant amount of an executive's total compensation at risk in the form of variable pay, including both short-term and long-term incentives, in order to better align the Company's pay packages with the interests of our shareholders and customers. Actual award levels are determined based on a variety of factors examined by the committee, including Company performance, individual performance and market data. In addition, the board considers progress on long-term corporate strategy and performance in setting incentives under this program.

An additional element of our compensation strategy is to promote a long-term commitment to the Company. As a consequence, while we believe compensation should have a strong performance link, we also believe the Company benefits from creating a team of tenured, seasoned professionals with significant industry experience. To encourage the long-term commitment we seek, the long-term incentive portion of our compensation structure offers awards that vary in value directly with increases and decreases in our stock price and dividends paid to shareholders. The purpose of this long-term compensation mechanism, including vesting requirements and annual grant design, is to promote long-term retention and stability among the senior management team by creating significant potential forfeitures of value for employees who depart for other employment opportunities. The committee believes this approach will appropriately reward our executives while protecting the Company's long-term investment in its executives.

Our Compensation Committee does not believe that our policies and practices with respect to executive and nonexecutive compensation are likely to encourage risk taking outside our established policies, practices and risk management programs.

Role of the Compensation Committee

Our Compensation Committee is composed of four directors–Marcia M. Anderson (Chair), James G. Berbee, Mark D. Bugher and Thomas R. Stolper–all of whom have been determined by our board to be independent directors under Nasdaq Stock Market, Inc., governance requirements. The committee's function is described in its charter, which can be found on the website mgeenergy.com/governance, under the "Governance" caption.

The Compensation Committee, in consultation with its compensation consultant and the other independent directors on our board, determines the amounts and elements of compensation for our executive officers and provides overall guidance for our executive compensation policies and programs. Our independent directors are responsible for the final approval of those recommendations, as they relate to the compensation of our CEO; and our board, including our CEO, is responsible for the final approval of those recommendations as they relate to the compensation of our executive officers other than our CEO.

Under its charter, our Compensation Committee is empowered to retain, compensate and terminate compensation consultants and other advisors as considered necessary to the accomplishment of its work. Willis Towers Watson was hired as an independent compensation consultant in 2013 to assist the committee with a review and benchmarking of the Company's compensation programs and levels. Willis Towers Watson has provided updates, most recently in January 2022. The consultant was hired directly by the committee, and the committee retains full autonomy to direct the consultant's activities. The consultant has no prior relationship with our CEO or any of our Company's senior management. The consultant was determined by the committee to be independent in connection with its original retention, and was redetermined to be independent in 2021 and 2022, after considering the independence factors prescribed by Nasdaq Stock Market, Inc., in connection with the selection of compensation consultants.

In the process of assisting the committee, the compensation consultant may interact directly with our CEO, Company General Counsel, Chief Financial Officer, head of Human Resources and their staffs to provide the committee with relevant compensation and performance data for our executives and the Company. In addition, the consultant may seek comments and feedback from specific members of our Company's management to the extent the consultant finds it necessary or desirable to do so.

To arrive at informed decisions, the committee collects and/or considers input from various sources and may invite certain senior executives or non-committee board members to attend committee meetings to discuss executive compensation and individual performance. Subject to the committee's direction, invitees provide additional insight, suggestions or recommendations regarding compensation decisions. Deliberations generally occur with input from the compensation consultant, management or other board members. Only independent board members may vote on compensation decisions for the CEO, which are always done without the CEO or any other members of management being present.

The committee also considers the results of the shareholder advisory vote on executive compensation. That vote, which last occurred at our Annual Meeting in 2021, expressed strong approval for our executive compensation programs. As a result, the committee has not changed its basic compensation policies. Shareholders are being asked at this Annual Meeting to consider and vote on a shareholder advisory vote on executive compensation.

Compensation/Benefits Structure

Our compensation and benefits structure involves the following:

•Pay Levels: Determination of the appropriate pay opportunity;

•Pay Mix: Determination of each element of compensation, its purpose and design, and its relationship to the overall pay program; and

•Pay for Performance: Determination of the performance measures and goals used in the pay programs.

Pay Levels

Pay levels for all employees, including our named executive officers, are determined based on a number of factors, including each individual's roles and responsibilities, the projected increase in the Consumer Price Index, the individual's experience and expertise and expected contribution, pay levels for peer positions within the Company, pay levels for similar job functions in the marketplace and performance of our Company as a whole.

In 2013, the committee asked its compensation consultant to develop an approach and conduct studies to determine "competitive market" compensation. Working with the committee, the compensation consultant identified a peer group for the study, looking at general industry survey data, industry-specific survey data and information available from published Proxy Statements. The objective was to identify companies representing the Company's broad labor market for talent while maintaining comparability, having sufficient size to avoid distortions from a single company, and ensuring sufficient and credible data are available. Willis Towers Watson provided updates regarding this peer group to the committee, most recently in January 2022.

The industry-specific and general industry survey data are based on companies from the Willis Towers Watson's Energy Services Executive Compensation Survey and were not selected by the committee. The survey samples used for the named executive officers are controlled to reflect only organizations of comparable size to the Company in terms of revenues. The industry peer group companies selected by Willis Towers Watson from the database, as updated in January 2022, are listed below. The changes in the composition of the peer group reflected mergers and acquisitions involving prior members of the group.

Companies Used for Compensation and Benchmark Purposes
ALLETE, Inc.	Northwest Natural Holding Company	Star Group, LP
Black Hills Corporation	NorthWestern Corporation	Suburban Propane Partners LP
Chesapeake Utilities Corporation	Ormat Technologies Inc.	Unitil Corporation
Genie Energy Ltd.	Otter Tail Corporation
IDACORP, Inc.	South Jersey Industries, Inc.

When reviewing competitive market data, the committee examines the range of market data but does not set a specific targeted percentile as part of its compensation philosophy. An executive's positioning against the competitive labor market is intended to reflect that executive's experience, marketability and performance over a period of time. While we use benchmarking as described above in determining appropriate compensation ranges, the committee avoids making "automatic" adjustments based on an employee's positioning relative to the market. The committee believes this approach better utilizes competitive data to facilitate rather than drive the Company's pay decisions, which results in appropriate recognition of our top performers.

Depending on whether the Company and individual performance meets expectations, realized total compensation during any given year may be above or below the benchmark compensation levels. The amount and structure of compensation can also vary by executive due to negotiations and competitive pressures inherent in attracting and hiring experienced utility managerial talent in the utilities industry. To help attract and retain such talent, the committee also seeks to provide an appropriate level of employee benefits comparable to those in the utility industry and to publicly traded companies in the state of Wisconsin.

Pay Mix

Our compensation program consists of each of the following components:

•Base Salaries

We pay base salaries to assure management with a level of fixed compensation at competitive levels to reflect their professional skills, responsibilities and performance in order to attract and retain key executives. We adjust base salaries taking into consideration changes in the market, changes in responsibilities and performance against job expectations. We also consider the nature of the position, responsibilities, skills, and experience of the officer and his or her past performance. The committee and board also consider expectations with respect to the economic and regulatory climate at the time of review.

•Short-Term Incentives

Our executive officers, including the named executive officers, are partially compensated through annual short-term incentives or bonuses. The incentives are based on objective metric-specific targets, a subjective assessment of overall corporate performance and a subjective assessment of individual performance. The program is structured to allow payments in excess of the target bonus amount in the event of performance exceeding the target levels, subject to an overall individual limit of 150% of the target. This element of compensation provides executive officers with the opportunity for annual cash bonuses tied directly to the achievement of the Company and individual performance goals. The committee and board encourage executive officers to achieve superior annual performance on key financial, strategic and operational goals. The board recognizes that not every opportunity or threat that may present itself over the course of the year can be anticipated when the goals for the year are established. The board expects management to be attentive to finding opportunities and aggressive in addressing unanticipated problems. Consequently, in order to address these situations, the board does not tie all bonus compensation to a predetermined formula.

The board also recognizes that making decisions takes judgment to balance the interests of various constituencies. Exclusively adopting formula incentives without some flexibility may discourage needed adjustments during the year and could have unanticipated consequences. The board recognizes that success in some areas is not quantifiable and requires the board to weigh the overall outcomes. The board encourages management to take a long-term focus and reserves the right to assess how well management exercises judgment in the running of the business.

The components that make up the target bonus opportunity are shown below:

➢40% upon the achievement of objective targets.

As described in more detail under "2021 Executive Compensation Determination - 2021 Short-Term Incentives," the objective targets consist of earnings per share, customer satisfaction and service reliability. Our committee and board believe these matters are important goals and represent our twin objectives of achieving value for our shareholders and customers.

➢30% upon a subjective assessment of the degree of achievement of specified corporate goals.

The specific corporate goals consist of accomplishments the board deems important. As examples, goals related to environmental, social and governance, operations and financial goals not considered in the objective measures are reviewed by the board in assessing management as follows:

•Maintains or improves culture of environmental stewardship.

oIncludes preparing the annual Corporate Responsibility and Sustainability Report that is reviewed by the board.

•Advances "Energy 2030" framework and "Net-carbon zero by 2050" goals.

•Maintains top position for debt ratings relative to other combination investor-owned utilities from the rating agencies.

•Promotes and improves a diverse, equitable and inclusive workplace.

•Continues annual dividend increases and raises the rate of the dividend increase over time.

•Maintains or improves safety culture.

•Provides a culture that attracts and motivates a high-performing workforce.

oEngages and supports employees through change.

•Implements important projects and meets project milestones.

•Maintains and enhances position as community energy company.

•Upholds compliance with regulatory requirements.

•Addresses legislative and regulatory matters.

•Implements cost-containment measures.

•Supports management of day-to-day operations.

•Handles unanticipated problems, threats or crises.

•Seeks out and pursues unanticipated opportunities.

•Manages capital.

•Manages short-term and long-term corporate risks.

As part of assessing the degree of achievement in this component, the Chair/CEO reviews information with the Board of Directors on how Company activities, initiatives and programs have advanced all of the above goals over the year. His review includes information on how the Company has advanced overall corporate strategies.

➢30% upon a subjective assessment of the degree of achievement of specified individual goals.

The final component of short-term incentive compensation reflects individual performance. The individual performance goals are based on the goals of the division run by that officer and on personal improvement goals for that officer. Achievement of performance goals for executive officers other than the CEO is judged by the CEO in consultation with the committee and board. Among other things, these goals may include division safety goals, projects within the division and appropriate metrics for the division. It is expected that individual performance goals will support the broader corporate goals and officers will be measured by their contributions to the broader team effort. The board does not expect the payout percentage against target to vary significantly between named executive officers because of the team approach encouraged by the board.

•Long-Term Incentives

Awards under our 2021 LTI Plan, which consist of performance awards tied to performance metrics and time-based restricted stock awards, seek to reward performance by selected executives over a three-year period. Similarly, awards under the Performance Unit Plans, which consist of cash-based awards, seek to reward performance by selected executives over a three- or five-year period. In each case, the awards allow participants who retire from the Company during the term of an award to receive full vesting credit with respect to any awarded units so long as the participant does not compete with the Company following retirement. The awards will also continue to vest in the event of the executive's death, disability or change in control.

Our committee believes that combining the annual bonus awards and the longer-term incentive awards provides appropriate short- and long-term incentives to perform while creating additional and necessary retention for our key executives. While cash settled awards under the legacy Performance Unit Plans have been an important element, the 2021 LTI Plan will provide greater flexibility by allowing both cash-based and stock-based incentives, will reflect conversations with shareholders in which stock-based awards were preferred over cash-based awards and will be expected to be the sole vehicle used for future long-term awards. Cash-settled awards are accounted for differently, and potentially less favorably during the vesting period to the Company, than stock-based awards.

The grants under the 2021 LTI Plan and the legacy Performance Unit Plans were reviewed and recommended by the committee and approved by our Company's independent directors. The grant date for these awards occurred on the meeting date at which the grants were approved. Payment under the awards generally occurs shortly after the end of the vesting and/or performance periods. Administration of the awards is managed by our internal Human Resources and Finance departments, and specific instructions related to timing of grants are given directly from the committee.

•Other Benefits

As Company employees, our named executive officers are eligible to participate in all of the broad-based, Company-sponsored benefits programs on the same basis as other full-time salaried employees. These include the Company's health and welfare benefits (e.g., medical/dental plans, disability plans, life insurance, etc.). Certain executives participate in the Company's pension plan and all participate in 401(k) retirement plans.

The Company also offers certain executives, including the named executive officers except for C. A. Renlund and J. Bushek, supplemental retirement benefits under individual income continuation agreements. Retirement benefits under the agreements supplement benefits from the qualified pension plan (Retirement Plan). The benefit formulas are outlined below in the Pension Benefits Table.

Executives hired after December 31, 2006, are not eligible to participate in the Retirement Plan, but do participate, like all employees hired after December 31, 2006, in a 401(k) retirement plan. C. A. Renlund and J. Bushek were hired after December 31, 2006, and participate in that 401(k) plan. As a further inducement to those executives, we have entered into defined contribution supplemental retirement agreements. See "Nonqualified Deferred Compensation Table" for a description of those agreements.

2021 Executive Compensation Determination

For 2021, these pay-mix components reflected the following decisions and determinations:

•2021 Base Salaries

For 2021, the adjustment of named executive officer base salaries reflects a combination of annual adjustments and increased salaries due to promotions and the assumption of additional duties and responsibilities. When adjusting base salaries on an annual basis or in the event of organizational realignment, due to promotions or retirements, we take into consideration the external market, changes in responsibilities and performance against job expectations. We also consider skills and experience of the named executive officer and his or her past performance. Additionally, expectations with respect to the economy and regulatory climate at the time of the review are considered.

•2021 Short-Term Incentives

The size of the 2021 short-term incentive pool at the target level of named executive officer performance was $952,066, a decrease of $68,334 from the amount of that pool for 2020. The number of named executive officers is unchanged from 2020 to 2021, and the decrease is a result of overall lower base salaries due to the retirement of a long-tenured officer in 2020. The pool size, as a percentage of base salary, did not change from 2020 to 2021 for the named executive officers. The CEO's target percentage remained unchanged at 55%, and the named executive officers' targets remained unchanged at a range of 35% to 45%. The Committee determined that incentive opportunities are appropriate after reviewing market benchmark data. The actual aggregate payouts to the named executive officers for 2021 were $1,173,457, which was 123% of the incentive pool at the target level of performance and 82% of the incentive pool at the maximum level of performance.

For 2021, the target bonus amount for our CEO was set at 55% and the remaining named executive officers was set at 35% to 45% of annualized base pay at December 31, 2021. The actual award may be above or below the target, with the maximum equal to 150% of the target. In assessing the short-term incentive payout for the CEO versus the targeted levels, we took into consideration the strong overall performance level of the Company in 2021, which is discussed below. The actual payout for the CEO was 127% of the target amount and 85% of the maximum opportunity set for 2021.

The three components that make up the target bonus opportunity–objective targets, subjective assessment of the achievement of specified corporate goals and subjective assessment of the achievement of individual goals–are discussed below and on the following pages:

➢Metric-Specific Targets (40% at targeted level of performance)

Consistent with the approach used in recent years, the committee developed objective targets for 2021 based on earnings per share, customer satisfaction ratings and service reliability. Those targets are shown below. Actual payouts for the named executive officers reflected an assessment that performance exceeded the target level of performance, resulting in a payout equal to 50.416% of the overall incentive pool versus a targeted level of 40%.

Metric-Specific Targets - 40% at Targeted Level of Performance
Goals	Percent of Overall Incentive Pool at Target Performance	Required Level of Performance (1)			Actual	Percent of Overall Incentive Pool at Actual Performance
		Threshold	Target	Maximum
Earnings Per Share	20%	$2.29	$2.54	$2.79	$2.92	30.000%
Customer Satisfaction Ratings:
Overall satisfaction rating in annual customer survey for residential customers (2)	5%	4.10	4.40	4.70	4.59	6.583%
Overall satisfaction rating in annual customer survey for commercial customers (2)	5%	4.10	4.40	4.70	4.56	6.333%
Service Reliability:
Electric reliability (average of SAIFI and SAIDI reported in national survey based on 2020 results) (3)	5%	Top-half	Top-quartile	Top-decile	Top-decile	7.500%
Gas system response time (average response time for Priority 1 calls) (4)	5%	18.5 minutes	16.5 minutes	14.5 minutes	18.79 minutes	0.000%
Total	40%	-	-	-	-	50.416%

(1)Incentive paid at 50% of Target at the Threshold level, 100% at the Target level and 150% of Target at the Maximum level.

(2)Scale of 1 to 5 with 1 being very dissatisfied and 5 being very satisfied. The survey was conducted during 2021 by an independent market research firm.

(3)SAIFI (System Average Interruption Frequency Index) is an industry recognized measure defined by the Institute of Electrical and Electronic Engineers (IEEE) as the number of outages a typical customer experiences in a year. SAIDI (System Average Interruption Duration Index) is an industry recognized measure defined by the IEEE as the length of time a typical customer experiences a loss of service annually. The survey results exclude major events such as major storm events.

(4)Total gas response time minutes divided by total gas responses.

➢Other Corporate Goals (30% at targeted level of performance)

For 2021, the committee and board determined that management's performance on the measures discussed under "Pay Mix - Short-Term Incentives" above will be compensated at 37% versus the target level of 30%. All named executive officers are compensated at the same percentage of target for the Other Corporate Goals category because of the interrelated nature of these items amongst the officers. We believe this encourages a team approach. In considering the decision, our committee and board took into account the following management and Company achievements:

•Achieved a top position for debt credit ratings again in 2021.

•Advanced Energy 2030 framework and efforts to achieve carbon emissions reduction goals under 2030 and 2050.

oAnnounced the planned early retirement of the coal-fired Columbia Energy Center by 2025 and the planned transition of the Elm Road Generating Station from coal to natural gas.

oAnnounced a partnership to develop multiple wind, solar and battery projects in Wisconsin.

•Raised its dividend rate for the 46th consecutive year.

•Continued to benefit shareholders and customers with cost-containment efforts.

•Completed construction of several solar projects including the 50-MW Badger Hollow I Solar project for an estimated $65 million and the 20-MW solar facility at the O'Brien Farm for $29 million.

•Implemented Enterprise Forward - Wave 2 of the project consisting of Customer Care and Billing, Meter Data Management and Short Cycle Mobile Work Management in September 2021.

•Continued our work to invest in our people and our systems to deliver safety and reliability and collaborate across our communities to assist in the recovery from the impacts of COVID-19.

•Continued to expand and fine-tune our cybersecurity capabilities by continuing to focus on training for all employees.

•Successfully completed $100 million debt financing.

•Ranked number one in 2020 in two main electric industry reliability metrics–fewest number of outages (SAIFI) and shortest duration of outages per customer (SAIDI) in an annual nationwide industry survey.

•Negotiated a successful 2022/2023 rate case with a final rate settlement agreed upon with intervenors, maintaining existing return on equity and financial capital structure.

•Enhanced communications with customers and developed community partnerships.

•Completed the installation of nearly 370,000 feet (70 miles) of new and replacement gas main and service pipe in the last 12 months.

•Earned Green Master designation for the eighth consecutive year.

•Built an electric vehicle fast-charging hub in downtown Madison.

•Logged an entire year without a single OSHA-recordable incident at Blount Generating Station.

➢Individual Performance Goals (30% at targeted level of performance)

When determining the CEO's individual performance percentage for 2021, we considered the Company's strong performance against the metrics-driven targets discussed above, such as record earnings and continued top-decile performance in electric reliability, as well as the subjective assessment of management's overall performance against other measures identified by the board. As a result, our CEO will be compensated at 40% versus the target level of 30% for his individual performance. Similar considerations were taken into account for the remaining named executive officers, including the strong financial performance of the Company and the degree of accomplishment of individual goals within their respective functions. The remaining named executive officers will be compensated between 32% and 35% for their individual performance.

•2021 Long-Term Incentives

In 2021, we issued awards under the 2021 LTI Plan that are intended to align long-term compensation incentives with shareholder's interests. Each award consists of equal amounts of restricted units and performance units:

oRestricted units are time-based awards that vest 100% on December 31, 2023.

oPerformance units are performance-based awards whose pay-out depends on the achievement of specified performance and market measures over a three-year performance period ending December 31, 2023. The number of units ultimately earned will range between 0% and 200% of the performance units initially granted for which:

▪Up to 150% is based on the achievement of average return on equity weighted based on outstanding equity during the performance period and cumulative earnings per share over that three-year period, which constitute the performance measures; and

▪An additional 50% is based on the achievement of a total shareholder return (stock price changes and dividends over that three-year period) relative to the total shareholder return of the Edison Electric Institute (EEI) Index companies, which constitutes the market measure.

The two performance measures are equally weighted and were set to be moderately difficult to achieve. Each performance measure is measured using a threshold, target and maximum level of 50%, 100% and 150%, with performance below threshold resulting in no contribution of that measure to aggregate performance measures. Our board retained limited rights to adjust the measures for circumstances beyond the control of management; however, no such adjustments have been made since the issuance of the awards. Actual targets used in our performance unit cycles are not disclosed until each cycle is completed to safeguard the confidentiality of our long-term outlook on projected performance. This policy supports our long-standing disclosure practices not to provide performance guidance.

Market performance accounts for up to 50% of the award target. If the Company's relative total shareholder return compared to the EEI index companies is at or below 50%, between 50% to 75% or at or above 75%, the numbers of units earned will be 0%, 25% and 50% of the initial units granted, respectively.

The total number of performance units ultimately settled shall equal the percentage achievement of the performance measures plus the percentage achievement of the market measure, multiplied by the initial number of performance units granted.

For 2021, our CEO was granted aggregate restricted and performance units equal to 70% of base salary while the remaining named executive officers were granted aggregate restricted and performance units equal to 30% to 50% of base salary. Granted units were valued at the grant date price of a share of our stock over the three-year period ending December 31, 2023.

Clawback Policy

The Company has a policy on Recoupment of Incentive Compensation, or clawback policy, providing for the recovery of previously paid incentive compensation to the extent there has been a subsequent financial statement restatement or fraudulent activity or other intentional misconduct that resulted in a material violation of federal or state law or a material violation of the Company's Code of Ethics and the incentive compensation would have been lower had it been calculated based upon the factors above. The Compensation Committee is responsible for making all determinations with respect to the application or operation of the policy. The policy is being applied prospectively and will not apply to, or affect, any incentive compensation paid or payable in respect of fiscal years prior to January 1, 2018. Also, the policy will not apply to cash payments in respect of time-based units granted under the 2006 Performance Unit Plan, restricted units made under the 2020 Performance Unit Plan or restricted stock units made under the 2021 LTI Plan. The clawback policy does apply to awards based upon the achievement of performance goals.

Post-Termination Compensation

The Company recognizes that, as with any public company, it is possible that a change in control of the Company may take place in the future. The Company also recognizes the threat or occurrence of a change in control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. The Company also believes that it is essential and in the best interests of its shareholders to retain the services of its key management personnel in the event of a threat or occurrence of a change in control and to ensure their continued dedication and efforts in such event. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, the Company has entered into severance agreements with all of the named executive officers.

The severance agreements guarantee the named executive officers specific payments and benefits upon termination of employment as a result of change in control of the Company or if the employee voluntarily terminates employment within a specified period following a change in control. Effective December 30, 2010, these agreements were amended to limit the payments under those agreements as well as to eliminate a provision that required the Company to "gross-up" the executive for any excise tax due as a result of the change in control payments. Additional details of the terms of the change in control agreements are provided below in the "Potential Payments on Employment Termination or Change in Control" section of this Proxy Statement.

Impact of Tax and Accounting on Compensation Decisions

Under Section 162(m) of the Internal Revenue Code (the Code), generally executive compensation over $1 million for any year is not deductible for United States income tax purposes. The committee believes that it must maintain flexibility in its approach to executive compensation in order to structure a program that it considers to be the most effective in attracting, motivating and retaining the Company's key executives and, therefore, the deductibility of and accounting for compensation are part of the factors considered when making executive compensation decisions.

Compensation Committee Report

The Compensation Committee of the Board of Directors of MGE Energy oversees the Company's compensation program on behalf of the board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the "Executive Compensation - Compensation Discussion and Analysis" set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board that the "Executive Compensation - Compensation Discussion and Analysis" be included in this Proxy Statement, which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Marcia M. Anderson (Chair)

James G. Berbee

Mark D. Bugher

Thomas R. Stolper

2021 Summary Compensation Table

Shown below, in the table format prescribed by the SEC, are the elements of compensation paid or earned by our CEO, our CFO and our four most highly compensated executive officers (other than our CEO and CFO) during the past fiscal year. As described in the preceding "Executive Compensation - Compensation Discussion and Analysis," that compensation includes, among other things, base salary, shown in the "Salary" column; annual bonus awards (short-term incentives), shown in the "Bonus" column; and the stock-based awards under the 2006 Performance Unit Plan, 2020 Performance Unit Plan and the 2021 Long-Term Incentive Plan (Incentive Plans), shown in the "Stock Awards" column. Awards under the Performance Unit Plans are ultimately paid in cash, and not stock, and their ongoing value is derivative of movements in the price of our common stock. Awards under the 2021 LTI Plan are paid in a combination of stock or cash. The performance portion of awards made under the 2020 Performance Unit Plan and 2021 LTI Plan will be valued at settlement based on performance measures for earnings per share, return on equity and relative total shareholder return. As required by SEC rules, the amount shown in the "Stock Awards" column reflects the grant date fair value for the awards made in the indicated years to each of those officers under the respective Incentive Plan for the year of the award.

2021 Summary Compensation Table
Name and Principal Position (1) (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (2) (e)	Option Awards ($) (3) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4) (h)	All Other Compensation ($) (5) (i)	Total ($) (6) (j)
Jeffrey M. Keebler Chairman, President and Chief Executive Officer (PEO)	2021	643,333	455,512	494,528	-	-	1,025,955	8,700	2,628,028
	2020	620,000	432,027	420,052	-	-	1,230,148	8,886	2,711,113
	2019	591,667	412,425	345,015	-	-	1,023,169	8,736	2,381,012
Jared J. Bushek Vice President Finance, Chief Information Officer and Treasurer (PFO)	2021	277,089	137,011	137,139	-	-	4,707	39,569	595,515
	2020	253,609	126,791	86,490	-	-	4,199	34,975	506,064
	2019	-	-	-	-	-	-	-	-
Lynn K. Hobbie Executive Vice President Marketing Communications	2021	335,998	186,906	184,672	-	-	415,318	8,700	1,131,594
	2020	326,211	181,858	159,968	-	-	957,591	8,886	1,634,514
	2019	316,21	175,866	123,601	-	-	888,671	8,736	1,513,084
Cari Anne Renlund Vice President, General Counsel and Secretary	2021	344,135	165,993	170,354	-	-	-	43,437	723,919
	2020	317,667	157,469	135,170	-	-	-	37,557	647,863
	2019	295,533	143,442	100,163	-	-	-	36,196	575,334
Tamara J. Johnson Vice President Accounting and Controller	2021	276,731	116,795	121,787	-	-	268,322	8,302	791,938
	2020	253,092	110,798	86,338	-	-	459,382	4,624	914,234
	2019	-	-	-	-	-	-	-	-
Donald D. Peterson Vice President Energy Technology	2021	263,567	111,239	86,948	-	-	552,828	59,957	1,074,539
	2020	255,890	108,241	75,262	-	-	528,072	8,013	975,478
	2019	247,072	101,208	57,063	-	-	428,199	7,745	841,287

(1)Principal Position. The table reflects the principal position held by the named executive officer as of December 31, 2021. J. Bushek served in the role of Assistant Vice President, Chief Information Officer until March 1, 2020, when he was named Vice President Finance and Chief Information Officer and as of September 1, 2020, he was named Vice President Finance, Chief Information Officer and Treasurer and also assumed the role of Chief Financial Officer. From January 1, 2020, to August 31, 2020, C. A. Renlund was Vice President and General Counsel until September 1, 2020, when she was also named Secretary. T. Johnson is a named executive officer beginning in 2020. She was Assistant Vice President and Controller until March 1, 2020, at which time she was named Vice President Accounting and Controller and as of September 1, 2020, she assumed the role of Chief Accounting Officer. D. Peterson is a named executive officer in 2021 and 2019. He retired on December 31, 2021.

(2)Stock Awards. The amounts in this column reflect the grant date fair value of the stock-based awards made to the named executive officers under the Incentive Plans. Under the Incentive Plans, an award was made to each named executive officer in 2019, 2020 and 2021. Terms of the Incentive Plans are further described above under "Compensation/Benefits Structure - Pay Mix - Long-Term Incentives." The determination of the grant date fair value of the 2021 awards is described in the "2021 Grants of Plan-Based Awards Table." The vesting and payment options applicable to awards under the Incentive Plans are described in the "Outstanding Equity Awards at December 31, 2021" table.

(3)Option Awards. During 2019, 2020 and 2021, we did not have any stock option plans or grant any stock options.

(4)Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown in these entries reflect the change in actuarial present values of a named executive officer's respective accumulated benefits under our Pension Plan and income continuation agreements and the above-market earnings on nonqualified deferred compensation.

We are required to calculate the change in pension value by using the same discount rate assumption used for financial reporting purposes. The discount rate methodology calculates the interest and service cost components of each plan's expense in the future. This results in an effective discount rate for each named executive officer for the Pension Plan and income continuation agreement that is based on the participant-specific cash flows as applied to the December 31, 2021, Prudential Above Mean curve. In 2021, the discount rate by participant ranges from 2.85% to 3.14% for both the Pension Plan and income continuation agreements; in 2020, the similar range was generally lower at 2.53% to 3.17%. The change in the present value of pension benefits was greater than the prior year for multiple reasons, with the primary reason being the increase to final average earnings. The change in pension values represents the present values of future retirement benefits and does not represent cash transactions made to the named executive officers during 2021 or in prior years. The change in the actuarial present value of accumulated pension benefits in 2021 are $1,005,511 for J. Keebler, $415,318 for L. Hobbie, $258,730 for T. Johnson and $552,828 for D. Peterson. Above-market earnings on nonqualified deferred compensation in 2021 are $20,444 for J. Keebler, $4,707 for J. Bushek and $9,592 for T. Johnson.

There is no amount for J. Bushek and C. A. Renlund as they were hired subsequent to December 31, 2006, when the Pension Plan was replaced by a 401(k) retirement plan for employees hired after that date J. Bushek and C. A. Renlund are covered under a separate nonqualified defined contribution retirement agreement reflected in the "All Other Compensation" column and described in the "2021 Nonqualified Deferred Compensation Table."

(5)All Other Compensation. Amounts shown for all other compensation for each named executive officer include Company contributions to a 401(k) defined contribution plan. 401(k) contribution amounts are $8,700 for J. Keebler, L. Hobbie and D. Peterson; $26,100 for J. Bushek and C. A. Renlund; and $8,302 for T. Johnson. All other compensation includes an employer allocation of $13,469 for J. Bushek and $17,337 for C. A. Renlund as specified under a nonqualified defined contribution retirement agreement. D. Peterson's amount also includes pay for unused vacation at retirement of $50,672 and $585 as a retirement award for years of service.

(6)W-2 Compensation. The calculation of the Total column as shown in the 2021 Summary Compensation Table above includes items driven by accounting and actuarial assumptions, which, depending on external factors such as interest rates, vary substantially from year to year. As a result, total compensation shown in the table for the named executive officers differs substantially from the compensation reported on their respective Internal Revenue Service Form W-2s for a particular year. As a supplement to the table above, the table below shows compensation reported for each named executive officer on their Internal Revenue Service Form W-2s for years covered by this disclosure. These amounts are not a substitute for the amounts reported as total compensation in the 2021 Summary Compensation Table.

Compensation Reported on IRS Form W-2
Name	2021	2020	2019
Jeffrey M. Keebler	$1,083,691	$1,030,387	$995,642
Jared J. Bushek	$445,773	$318,827	-
Lynn K. Hobbie	$614,807	$595,647	$566,227
Cari Anne Renlund	$582,634	$440,419	$416,786
Tamara J. Johnson	$321,114	$199,927	-
Donald D. Peterson	$467,223	$331,000	$300,867

2021 Grants of Plan-Based Awards Table
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Threshold (#) 50%	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) 100%	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#) 200%	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(f)	(g)	(h)	(i)	(l)
Jeffrey M. Keebler (PEO)	02/19/2021 (1)	1,675	3,350	6,700		273,997
	02/19/2021 (2)				3,350	220,531
Jared J. Bushek (PFO)	02/19/2021 (1)	465	929	1,858		75,983
	02/19/2021 (2)				929	61,156
Lynn K. Hobbie	02/19/2021 (1)	626	1,251	2,502		102,319
	02/19/2021 (2)				1,251	82,353
Cari Anne Renlund	02/19/2021 (1)	577	1,154	2,308		94,386
	02/19/2021 (2)				1,154	75,968
Tamara J. Johnson	02/19/2021 (1)	413	825	1,650		67,477
	02/19/2021 (2)				825	54,310
Donald D. Peterson	02/19/2021 (1)	295	589	1,178		48,174
	02/19/2021 (2)				589	38,774

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

(1)The amounts show the threshold, target and maximum payouts for grants of performance units that were awarded in 2021 to the named executive officers under our 2021 LTI Plan. Performance units are dependent on the level of achievement over a three-year period of the performance conditions described more fully under "Compensation Discussion and Analysis," with each individual having the opportunity to earn from 0% to 200% of the target performance share award based on the level of achievement. The grant date fair value was determined by a calculation in accordance with FASB ASC 718 and is $81.79.

(2)The amounts shown represent the number of time-based restricted stock units that were awarded in 2021 to the named executive officers under our 2021 LTI Plan as described more fully below. For the restricted stock units, the grant date fair value was calculated in accordance with FASB ASC 718 and is the closing price of our common stock on February 19, 2021, $65.83.

We have a long-term incentive plan, known as the 2021 LTI Plan, under which certain key executives of the Company may be awarded performance units, whose value is tied to the achievement of performance conditions described more fully under "Compensation Discussion and Analysis – 2021 Executive Compensation Determination – 2021 Long-Term Incentives" and restricted stock units, whose value is tied to changes in the Company's share price and any dividend payments made by the Company during the vesting period applicable to the awarded units. Performance Units are settled by the Company in cash, stock or a combination of cash and stock. Restricted stock units are settled by the Company in stock. The awards are accounted for in accordance with FASB ASC 718 as stock-based awards. That accounting also determines the presentation under applicable SEC disclosure rules, including the tables presented above and below. The 2021 awards under the 2021 LTI Plan vest on a three-year cliff vesting period. In the event of a bona fide retirement, not followed by work for a competitor, the executive will receive full vesting credit for each outstanding award. The awards vest 100% on the occurrence of a change in control. See "Potential Payments on Employment Termination or Change in Control" below.

For 2021, the Company made awards under the 2021 LTI Plan equal to 70% of base salary for the CEO and between 30% to 50% of base salary for each other named executive officer. Award values are based on the Company's share price on the date of grant plus dividend equivalents to be received over the three-year term of the award.

Actual value of Units upon settlement may increase or decrease from the targeted values shown in the table based upon changes in the Company's share price and any changes in the actual dividends declared over the three-year term of the awards.

Outstanding Equity Awards at December 31, 2021
		Stock Awards
Name (a)	Year	Number of Shares or Units of Stock That Have Not Vested (#) (1) (2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2) (3) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (4) (j)
Jeffrey M. Keebler (PEO)	2018	920	82,800	-	-
	2019	1,937	174,330	-	-
	2020	2,744	238,454	4,116	357,680
	2021	3,350	291,115	5,025	436,673
Jared J. Bushek (PFO)	2018	176	15,804	-	-
	2019	318	28,584	-	-
	2020	565	49,099	848	73,648
	2021	929	80,730	1,394	121,095
Lynn K. Hobbie	2018	-	-	-	-
	2019	-	-	-	-
	2020	-	-	-	-
	2021	-	-	-	-
Cari Anne Renlund	2018	311	27,972	-	-
	2019	562	50,580	-	-
	2020	883	76,733	1,325	115,099
	2021	1,154	100,283	1,731	150,424
Tamara J. Johnson	2018	171	15,408	-	-
	2019	313	28,152	-	-
	2020	564	49,012	846	73,517
	2021	825	71,693	1,238	107,539
Donald D. Peterson	2018	-	-	-	-
	2019	-	-	-	-
	2020	-	-	-	-
	2021	-	-	-	-

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

(1)This table reflects outstanding time-based unit awards made under our 2006 and 2020 Performance Unit Plans, which will ultimately be paid in cash and time-based restricted stock awards made under our 2021 LTI Plan, which will be issued in stock. As described under "Compensation Discussion and Analysis," issuance of stock or pay-outs in cash under these awards are subject to the passage of time. At December 31, 2021, each named executive officer had four awards currently outstanding under the Incentive Plans. Those awards vest as shown on the next page.

	Vests 60%	Vests 80%	Vests 100%
2018 award*	December 31, 2020	December 31, 2021	December 31, 2022
2019 award*	December 31, 2021	December 31, 2022	December 31, 2023
2020 award **	-	-	December 31, 2022
2021 award***	-	-	December 31, 2023

* Time-based award made under the 2006 Performance Unit Plan

** Time-based award made under the 2020 Performance Unit Plan

*** Time-based award made under the 2021 LTI Plan

(2)Awards under the 2006 and 2020 Performance Unit Plans provide for continued vesting in the event of a bona fide retirement on or after age 55 and following 10 or more years of service as an MGE officer or approval by the board. Awards under the 2021 LTI Plan provide for continued vesting in the event of a bona fide retirement by satisfying one of the following conditions: on or after age 65, on or after age 60 and has completed 10 years of service as an employee, on or after age 55 and has completed five years as an officer or approval by the board. Based on age and years of service as an MGE officer, L. Hobbie qualified for such continued vesting. Based on approval by the board in regard to the 2018, 2019 and 2020 awards and based on age and years of service as an employee for the 2021 award, D. Peterson qualified for continued vesting. Therefore, as of December 31, 2021, all outstanding awards for L. Hobbie and D. Peterson are deemed vested for purposes of this table.

(3)The 2020 award reflects outstanding performance unit awards made under our 2020 Performance Unit Plan, which will ultimately be paid in cash. The 2021 award reflects outstanding performance unit awards made under our 2021 LIT Plan, which will be settled in cash, stock or a combination of cash and stock as elected by the officer at the time of 100% vesting of the award. As described under "Compensation Discussion and Analysis," pay-outs under these awards are subject to the achievement of specified performance metrics, these awards fully vest on at the end of a three-year period. The values in the table assume maximum level performance for performance units based on earnings per share and return on equity and target level performance for performance units based on the Company's relative total shareholder return.

(4)The market value shown for the units composing each of the awards is based on the closing price of our common stock on December 31, 2021, plus the projected, undiscounted value of the dividends to be earned during the remaining term of the award based on the dividend rate of $1.55 per share as of December 31, 2021.

2021 Option Exercises and Stock Vested
	Stock Awards
Name (a)	Long-Term Equity Awards (1)	Number of Shares Acquired on Vesting (#) (2) (d)	Value Realized on Vesting ($) (e)
Jeffrey M. Keebler (PEO)	Performance Units	-	-
	Time-Based Units	4,630	416,700 (3)
Jared J. Bushek (PFO)	Performance Units	-	-
	Time-Based Units	800	71,964 (3)
Lynn K. Hobbie	Performance Units	1,251	132,281 (4)
	Time-Based Units	1,251	82,353 (4)
Cari Anne Renlund	Performance Units	-	-
	Time-Based Units	1,426	128,340 (3)
Tamara J. Johnson	Performance Units	-	-
	Time-Based Units	784	70,578 (3)
Donald D. Peterson	Performance Units	492	50,917 (5)
	Performance Units	589	62,281 (4)
	Time-Based Units	1,801	160,547 (3)
	Time-Based Units	589	38,774 (4)

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

(1)Time-Based Units include all units awarded under our 2006 Performance Unit Plan, all time-based restricted units awarded under our 2020 Performance Unit Plan and all time-based restricted stock awards under our 2021 LTI Plan. Performance Units include performance units awarded under our 2020 Performance Unit Plan and 2021 LTI Plan.

(2)This table reflects awards under our Incentive Plans that vested during 2021 and are paid in cash upon the conclusion of a five-year performance period, in the case of our 2006 Performance Unit Plan, are paid in cash upon the conclusion of a three-year performance period, in the case of our 2020 Performance Unit Plan, or settled in stock, cash or a combination of stock or cash upon conclusion of a three-year performance period, in the case of our 2021 LTI Plan. See note (2) to the Outstanding Equity Awards at December 31, 2021, table for information regarding vesting retirement eligible employees. For the purposes of this table, the awards granted to L. Hobbie and D. Peterson are shown to have vested upon grant due to retirement eligibility.

(3)Reflect the dollars vested during 2021 under the Performance Unit Plans. For the time-based units granted under the 2006 Performance Unit Plan in 2017, 2018 and 2019 and the 2020 Performance Unit Plan in 2020, the amounts were calculated by multiplying the number of units shown in Column (d) by the sum of the market price of our stock on the vesting date for those units, plus dividends at the rate in effect on the vesting date for the five-year period for awards under the 2006 Performance Unit Plan and three-year period for awards under the 2020 Performance Unit Plan.

(4) Reflect the dollars vested during 2021 under the 2021 LTI Plan. For the time-based restricted stock awards granted under the 2021 LTI Plan, the amounts were calculated by multiplying the number of units shown in Column (d) by the market price of our stock at the close of the grant date of February 19, 2021, for those units. For the performance units granted under the 2021 LTI Plan, the amounts were calculated by multiplying the number of units by the fair market value, calculation in accordance with FASB ASC 718, of $105.74.

(5)Reflect the dollars vested during 2021 under the 2020 Performance Unit Plan. For the performance units granted under the 2020 Performance Unit Plan, the amounts were calculated by multiplying the number of units by the fair market value, calculated in accordance with FASB ASC 718, of $103.49.

2021 Pension Benefits Table
Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During 2021 (e)
Jeffrey M. Keebler	Retirement Plan	27	1,243,956	-
	Income Continuation Agreement	27	3,535,888	-
Jared J. Bushek*	-	-	-	-
	-	-	-	-
Lynn K. Hobbie	Retirement Plan	30	2,149,429	-
	Income Continuation Agreement	30	3,371,074	-
Tamara J. Johnson	Retirement Plan	27	1,697,822	-
	Income Continuation Agreement	27	729,653	-
Cari Anne Renlund*	-	-	-	-
	-	-	-	-
Donald D. Peterson	Retirement Plan	30	2,011,235	-
	Income Continuation Agreement	30	1,030,194	-

* J. Bushek and C. A. Renlund were hired subsequent to December 31, 2006, when the Retirement Plan was replaced by a 401(k) retirement plan for employees hired after that date.

The Madison Gas and Electric Company Retirement Plan (Retirement Plan) is a funded, tax-qualified, noncontributory defined benefit pension plan closed to new entrants hired after December 31, 2006. Benefits are payable at retirement in the form of an annuity. Earnings, for purposes of calculation of benefits under the Retirement Plan, include salary and bonus, but exclude payments from awards made under the Incentive Plans and pay deferred under nonqualified deferred compensation agreements. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2021, the annual limitation is $290,000. In 2022, it increased to $305,000.

Benefits under the Retirement Plan are calculated as an annuity based upon the employee's years of service to a maximum of 30 and the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement multiplied by 1.4% for each year of service. Prior to 1986, the Retirement Plan was contributory, and the multiplier for pre-1986 Retirement Plan service is 1.7%. The employee's contributions grow annually based on the greater of 5% or 120% of the annual Mid-Term Applicable Federal Rate in effect for January of the plan year for which earnings are being credited. The Retirement Plan currently limits pensions paid under the Retirement Plan to an annual maximum in 2021 of $230,000 payable at age 65 in accordance with Internal Revenue Service requirements. Contributions to the Retirement Plan are made entirely by MGE and paid into a trust fund from which benefits of participants will be paid.

Eligibility for early retirement under the Retirement Plan is age 55 and five years of service. Benefits in the form of an annuity are available on a reduced basis at age 55 and an unreduced basis at age 65, or at age 62 with 15 years of service. Except for J. Keebler, each of the eligible officers named in the Summary Compensation Table qualify for early retirement under the Retirement Plan. J. Bushek and C. A. Renlund are not participants in the Retirement Plan.

Each named executive officer, except J. Bushek and C. A. Renlund, has also entered into an income continuation agreement to supplement benefits from the Retirement Plan. The income continuation agreements are unfunded, and benefits are paid from the Company's general assets. Benefits are payable upon the six-month anniversary of the employee's retirement in the form of a 10-year certain annuity. Earnings, for purposes of the income continuation agreements, include salary, bonus and nonqualified deferred compensation, but exclude payments from awards made under the Incentive Plans.

Benefits under the income continuation agreement for J. Keebler range from 35% at age 50 to 65% at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's separation of service less the benefit from the Retirement Plan, if any. Benefits under the income continuation agreement for L. Hobbie range from 68% at age 63 to 70% at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement less the benefit from the Retirement Plan. Benefits under the income continuation agreements for T. Johnson and D. Peterson range from 50% at age 60 to 55% at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement less the benefit from the Retirement Plan. In all agreements, the designated percentage is based on the employee's age at retirement. If J. Keebler were to separate from service prior to age 55, the designated percentage is based on his age at separation of service.

A grantor trust has been established through which the Company pays benefits. In the event of a potential change in control or an actual change in control, we are required to fund the trust with cash or marketable securities in an amount equal to 100% of the present value of the aggregate amounts required to pay beneficiaries under all income continuation and nonqualified deferred compensation agreements plus an amount to cover the expense of maintaining the trust.

Amounts shown in the 2021 Pension Benefits Table above use a discount rate by participant which ranges from 2.85% to 3.14% for both the Pension Plan and income continuation agreements. For all named executive officers, benefits are calculated at earliest unreduced retirement age of 62 for the Retirement Plan and age 65 for the income continuation agreements, except for D. Peterson who retired at age 62. All benefits are calculated using Pri-2012/MP-2021 combined white collar mortality tables with fully generational scale MP-2021. No preretirement decrement is assumed. Benefits are payable in the form of a life annuity for the Retirement Plan and a 10-year and life certain annuity for the income continuation agreements. See Footnote 11.c. of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, for additional information regarding the assumptions used to determine benefit obligations.

2021 Nonqualified Deferred Compensation Table
Name (a)	Executive Contributions in 2021 ($) (1) (b)	Registrant Contributions in 2021 ($) (2) (c)	Aggregate Earnings in 2021 ($) (2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance as of 12/31/21 ($) (3) (f)
Jeffrey M. Keebler
Deferred Compensation Plan	108,000	-	31,939	-	532,884
Jared J. Bushek
Deferred Compensation Plan	20,004	-	7,366	-	120,214
Defined Contribution Supplemental Executive Retirement Plan	-	10,538	2,931	-	51,786
Lynn K. Hobbie
Deferred Compensation Plan	-	-	-	-	-
Cari Anne Renlund				.
Defined Contribution Supplemental Executive Retirement Plan	-	13,564	3,773	-	66,655
Tamara J. Johnson
Deferred Compensation Plan	100,800	-	14,858	-	275,567
Donald D. Peterson
Deferred Compensation Plan	-	-	-	-	-

(1)Amounts in this column are included in the "Salary" column in the 2021 Summary Compensation Table.

(2) For J. Keebler, J. Bushek and T. Johnson, other than above-market earnings, amounts in this column for the Deferred Compensation Plan are not included in the 2021 Summary Compensation Table. For J. Bushek and C. A. Renlund, registrant contributions and aggregate earnings for the Defined Contribution Supplemental Executive Retirement Plan are included in the 2021 Summary Compensation Table (see explanation of their participation in a defined contribution supplemental executive retirement plan in the narrative below).

(3)For J. Keebler, J. Bushek and T. Johnson, employee salary deferrals and above-market earnings for prior years have been previously reported in the Summary Compensation Table for those years. The aggregate balance for the prior year for the Deferred Compensation Plan was $392,944 for J. Keebler, $92,844 for J. Bushek and $159,909 for T. Johnson. The aggregate balance for the prior year for the Defined Contribution Supplemental Executive Retirement Plan was $38,317 for J. Bushek and $49,319 for C. A. Renlund.

Deferred Compensation Plan

For J. Keebler, J. Bushek and T. Johnson, the 2021 Nonqualified Deferred Compensation Table presents amounts deferred under individual deferred compensation agreements. Participants may defer up to 100% of monthly salary under their deferred compensation agreements. Deferred amounts are credited with earnings based on the semiannual rate of U.S. Treasury Bills having a 26-week maturity increased by one percentage compounded monthly, with a minimum annual rate of 7%, compounded monthly. The basis for the earnings credit is determined by the Company with approval from the Board of Directors and was last changed in 1991.

The Company does not make contributions to participants' accounts under the deferred compensation agreements. Distributions are payable upon the six-month anniversary of the employee's termination of employment with the Company, reflecting an Internal Revenue Code provision that has generally applied since January 1, 2005, to deferred compensation arrangements. The form of distribution is based on employee election and paid in semiannual or annual installments up to 15 years or in a lump sum.

Defined Contribution Supplemental Executive Retirement Plan

For J. Bushek and C. A. Renlund, the 2021 Nonqualified Deferred Compensation Table represents the value of their accounts based on participation agreements in the defined contribution supplemental executive retirement plan. Under the terms of that plan, each executive enters into an individual participation agreement. The agreement specifies a contribution percentage based on targeted compensation that increases based on a compensation scale. The participant's notional account is credited with 6% interest until age 65. Benefits are paid to the participant in the form of a 20-year annuity at the later of age 60 or termination of employment. The Plan has a five-year vesting provision, which is accelerated in the event of disability, death or a change in control.

Potential Payments on Employment Termination or Change in Control

For purposes of potential payments on employment termination, or change in control, information for D. Peterson is not included as he retired on December 31, 2021.

Each of our named executive officers is a participant in the Madison Gas and Electric Company General Severance Plan (Severance Plan) which covers our salaried employees. In addition, MGE has entered into individual severance agreements (Severance Agreements) with each of our named executive officers that provide for payments in connection with the officer's termination of employment in the event of a change in control.

Employment Terminations Other Than in Connection With a Change in Control

For employment terminations other than in connection with a change in control, the named executive officers, like other salaried employees, are entitled to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment, not to exceed 24 years. There are no benefits payable under the Severance Plan if termination results from cause, permanent disability, death, early or normal retirement, or voluntary termination. Because those benefits are equally available to all salaried employees (including named executive officers) under those circumstances, they are not separately valued in this section. Benefits receivable under our retirement and deferred compensation arrangements are described above under "2021 Pension Benefits Table" and "2021 Nonqualified Deferred Compensation Table."

Employment Terminations in Connection With a Change in Control

For employment terminations in connection with a change in control, our benefits arrangements provide enhancements, which are described in the remainder of this section. Benefits receivable under our Retirement Plan and employee individual deferred compensation agreements are not separately valued in this section as they are described above under "2021 Pension Benefits Table" and "2021 Nonqualified Deferred Compensation Table" and are not affected by a change in control. To the extent not vested, benefits under the defined contribution supplemental executive retirement plan described in the "2021 Nonqualified Deferred Compensation Table" are fully vested in the event of a change in control.

Under the form of Severance Agreements, for all new executive officers named in 2012 or later, such as J. Keebler, J. Bushek, C. A. Renlund and T. Johnson, they are entitled to a severance payment following a "change in control" if, within 24 months after the change in control, the officer's employment is terminated by: (i) MGE, other than for cause, or (ii) the employee for "good reason." The definition of "good reason" in these agreements is a material diminution in the employee's base compensation, authority, duties or responsibilities, authority or duties of the employee's supervisor, or a material diminution in the budget over which the employee retains authority. The employee must notify the Company within 90 days of the occurrence of the good reason condition and the Company must be provided at least 30 days to remedy the condition.

Currently, L. Hobbie is entitled to a severance payment following a "change in control" if, within 24 months after the change in control, employment is terminated by: (i) MGE, other than for cause; (ii) the employee for "good reason"; or (iii) the employee for any reason during the 30-day period commencing one year after the date of the change in control. "Good reason" is defined to include a material reduction in the employee's position, duties or responsibilities; any reduction in compensation or benefits; or failure to provide benefits comparable to peer employees and a required relocation of the employee from Dane County, Wisconsin. The employee's good faith determination of good reason is considered conclusive.

Under all agreements, the employee must remain with the Company voluntarily until an attempted change in control terminates or until 90 days following a change in control. The employee agrees to keep confidential trade secrets and other nonpublic information concerning MGE.

"Change in control" is defined to include:

•The acquisition by any person, subject to certain exceptions, of beneficial ownership of 20% or more of our common stock;

•A change in the majority of our Board of Directors;

•Certain mergers or similar transactions involving MGE's assets where, among other conditions, the current shareholders do not constitute at least 60% of the shareholders of the resulting or acquiring entity; or

•A liquidation or dissolution of MGE.

Severance payments to L. Hobbie will be equal to any unpaid salary and accrued vacation pay, three times the employee's annual base salary plus three times the highest bonus paid during any of the five years immediately preceding a change in control, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code. Severance payments to J. Keebler, J. Bushek, C. A. Renlund and T. Johnson will be equal to any unpaid salary and accrued vacation pay, two times the annual base salary plus two times the highest bonus paid during any of the five years preceding a change in control, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code. The agreement with L. Hobbie was entered into in 1994. J. Keebler's, J. Bushek's, C. A. Renlund's and T. Johnson's agreements were entered into in connection with being named an officer of the Company in January 2012 for J. Keebler, July 2015 for J. Bushek and T. Johnson, and November 2015 for C. A. Renlund. Severance payments are payable upon the six-month anniversary of the date of separation.

Subject to Section 280G limitations referenced above, in addition to severance, MGE is obligated to pay any legal expenses incurred by the employee for disputes in which the employee prevails. Employees are not obligated to seek other employment or otherwise take action to mitigate the amounts payable by MGE. Over age 67, benefits are subject to reduction (eventually to zero); no benefits are payable beyond age 70 or if the employee dies.

The table on the next page was prepared to illustrate the benefits payable under the Severance Agreements; Incentive Plans for J. Keebler, J. Bushek, C. A. Renlund and T. Johnson; and nonqualified income continuation agreement for T. Johnson as though a change in control occurred, and the named executive officers' employment was terminated, on December 31, 2021. However, no change in control of MGE has actually occurred, and no executive has received any of the severance indicated. If a change in control did occur in the future, the actual payments to the named executive officers would depend upon the circumstances in effect at the time, including relative salaries, bonuses and ages.

Executive Benefits Upon Termination*	Jeffrey M. Keebler	Jared J. Bushek	Lynn K. Hobbie	Cari Anne Renlund	Tamara J. Johnson
Severance (a):
Salary	$1,066,124	$472,260	$930,681	$647,834	$415,874
Bonus	$747,127	$231,249	$512,685	$309,448	$173,817
Pro Rata Bonus - Year of Termination (b)	$432,027	$126,791	$181,858	$157,469	$110,798
Incentive Plans - Unvested (c)	$1,581,052	$368,960	$0	$521,090	$345,320
Income Continuation Agreement (d)	$0	$0	$0	$0	$1,050,049
Total	$3,826,330	$1,199,260	$1,625,223	$1,635,841	$2,095,858

*D. Peterson has been omitted from this table because he retired as of the end of 2021. His salary, bonus and other compensation payments are shown in the 2021 Summary Compensation Table. His benefits receivable under our retirement and deferred compensation arrangements are described above under "2021 Pension Benefits Table" and his benefits under our Incentive Plans are described in "Outstanding Equity Awards at December 31, 2021" table and "2021 Option Exercises and Stock Vested" table.

(a)Value reflects two or three times the amount of the executive's base salary plus the highest paid or payable bonus in the past five years, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code.

(b)Executives are entitled to a pro-rated bonus, depending on the time of the year in which the termination occurs, based upon the highest bonus paid or payable in the past three fiscal years immediately preceding the year in which a change in control occurs.

(c)Unvested values of Incentive Plan awards are shown only for executives who are not deemed eligible for retirement. As explained under the "Outstanding Equity Awards at December 31, 2021" table, awards under the Incentive Plans will continue to vest if the executive is eligible to retire under the terms of the Incentive Plans, which is assumed in the event of a change in control.

(d)Represents present value of accelerated vesting from 0% to 100% that would occur under T. Johnson's nonqualified income continuation agreement if a change in control had occurred and her employment had been terminated.

CEO Pay-Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of a median employee's annual total compensation compared to the annual total compensation of our Chief Executive Officer (CEO). That disclosure is set forth in the table below, together with two alternative presentations; one based upon removing the value associated with Change in Pension Value as MGE's median employee does not have a defined benefit pension benefit and our CEO does, and another, based upon compensation reported on Form W-2s.

	Required Presentation	Alternate Presentation Without Defined Benefit Pension	Alternate W-2 Presentation
Median Employee Compensation	$116,162	$116,162	$99,777
CEO Compensation	$2,628,028	$1,622,517	$1,083,691
Ratio of CEO to Median Employee Compensation	22.6:1	14.0:1	10.9:1

According to published accounts, the pay ratio rule is designed to allow shareholders to better understand and assess a particular registrant's compensation practices and pay ratio disclosures. We believe the alternative methods we have presented provide investors with a more useful basis on which to understand our compensation practices. Thus, we have included both the presentation prescribed by the rule as well as these two alternate methods.

The required presentation is calculated based upon total compensation, as defined for the purposes of the 2021 Summary Compensation Table. This calculation includes changes in pension value, which reflect changes in the present value of future retirement benefits, and may not allow investors to assess MGE's compensation practices over time. As such, MGE has included two alternative methods. The first method includes all elements in the Summary Compensation Table excluding the change in pension value figure as MGE's median employee does not have the defined benefit pension benefit and we wanted to provide what we believe is a better comparison of annual compensation. The second method simply uses actual earnings for the median employee and the CEO as shown on their individual Form W-2 statements. Because this method uses actual earnings, it reflects compensation paid to the median employee compared to compensation paid to the CEO and, we believe, is a more useful measure in assessing our compensation practices.

Inclusion of the change in pension value may not allow investors to evaluate properly MGE's compensation practices over time for several reasons:

•The change in pension value does not affect current compensation to any participant, including the CEO;

•The change in pension value calculation is impacted by variables that apply to all participants, namely interest rate changes, but is also impacted by individual changes reflective of a specific employee's circumstances, such as length of service, age, etc. These individual circumstances could vary from a median employee in one year, to a potentially different median employee the next year; and

•We adjusted our retirement programs in 2007. All employees hired before January 1, 2007, are enrolled in our Defined Benefit Pension Plan. All employees hired on or after January 1, 2007, participate in our Defined Contribution 401(k) plan. Inclusion of the change in pension value, which only applies to those employees hired prior to January 1, 2007, may distort the ratio from one year to the next if the median employee and his or her related retirement plan participation changes.

The rules surrounding the CEO Pay Ratio generally require companies to identify the median employee only once every three years and then calculate the total compensation for that employee each year. During 2021, there were no significant changes to MGE's employee population and no changes to employee compensation arrangements, leading MGE to select the same median employee as in last year's disclosure. The median employee identified is not eligible for a bonus or enrolled in the Company's defined benefit pension plan.

PROPOSAL 4 — VALUE OF SOLAR STUDY IN MGE TERRITORY RESOLUTION

A group of four shareholders, also known as the "Proponents," has submitted the following resolution and supporting statement entitled "Value of Solar Study in MGE Territory Resolution" for shareholder consideration at our Annual Meeting. The Proponents collectively own 2,181 shares registered in their names, or about 0.006% of our outstanding shares, as of March 11, 2022, the record date for the Annual Meeting. We do not have any information regarding whether or not the Proponents may beneficially own additional shares that are registered under another name or institution.

We are not responsible for the content of the proposal or the accompanying supporting statement, which are set forth below and appear exactly as submitted to the Company. Our board unanimously opposes this proposal for the reasons set forth in our Board of Directors' Statement in Opposition, which follows the proposal.

The Board of Directors recommends voting "AGAINST" the advisory proposal.

Information regarding Proponents' names, addresses and numbers of shares held will be provided upon written or oral request directed to the Corporate Secretary, MGE Energy, Inc., 623 Railroad Street, Madison, Wisconsin 53788, telephone 608-252-7000.

Resolved

Shareholders request MGE Energy lead a multi-party study of the value of distributed solar in MGE's electric service area. The study implementation plan, omitting proprietary information and prepared at a reasonable cost, should be completed and reported to shareholders by publication of MGEE Company's 2023 annual proxy. The study would evaluate the many costs and benefits from distributed solar in MGE's electric territory. The study should be performed by an independent energy analysis company or institution familiar with solar value studies across the Midwest and county. The study's goal would be to get an up-to-date, location specific, economic and environmental value of distributed solar installations in MGE's electric service territory and the cost impacts on other customers. This data can assist the Company's strategy in planning for cost effective ways to meet the company's 2050 carbon neutral goal as well as equitable customer charges.

Supporting Statement

Solar energy applications have different cost structures based on many variables, including size, location, site characteristics, transmission and distribution constraints, market price of materials and labor, administration cost, and environmental impacts. Many studies in Wisconsin, Minnesota, and other places in the United States have shown that distributed solar systems have higher value than utility owned projects and do not penalize nonparticipating customers. The utility industry is changing rapidly and MGE should be on the leading edge of supporting community based solar projects with the highest value to the community and shareholders. A recent solar energy study identified Dane County as having the most potential in the State of Wisconsin for distributed solar. With up-to-date and site-specific data on the value of solar, the Company could determine near and medium plans to evaluate and engage business models which take advantage of solar potential to meet economic and environmental targets.

Constant pressure currently exists to reduce utility sector carbon to address climate change, which will only intensify as the world continues to warm. The United States, The State of Wisconsin, and Wisconsin's utilities all have aggressive clean energy goals that need an "all of the above strategies" to meet. Distributed solar, utility owned large scale solar and wind, and imported renewable energy are all needed to meet carbon reduction goals.

Investors require additional information on how the company is preparing for potential scenarios in which distributed solar has a sufficiently high value to be included in near and medium planning assessments. The information provided in the proposed study will allow shareholders to determine whether the company is adequately managing or seizing related opportunities.

A value of solar study should be launched by MGE, which evaluates the potential and cost for this local renewable energy source. The initiative could include recruiting local companies, organizations, and experts to determine the local, technical, economic, environmental, and market impacts of the value of solar in the MGE electric service territory. The results of the study can provide an analysis for investors to assess the company's strategy.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors recommends voting "AGAINST" the foregoing advisory proposal.

The study and related actions proposed in the resolution are not needed, and do not add value, because MGE already continually evaluates solar project sites as part of our ongoing efforts to provide value to our customers, investors and the broader community. Moreover, the Company and its customers already have recognized the value of growing the use of all forms of solar and other renewable energy sources to help achieve the shared goal of reducing carbon emissions by at least 80% by 2030 and reaching net-zero carbon electricity as quickly as possible for the benefit of all our customers.

The proposed study is neither necessary nor valuable to shareholders. Given the number of solar siting variables, the costs and benefits of every solar project are site-specific. MGE's ongoing practice of evaluating solar on a project-by-project basis addresses those variables to determine solutions that provide the most benefit.

As the Proponents recognize, "solar energy applications have different cost structures based on many variables, including size, location, site characteristics, transmission and distribution constraints, market price of materials and labor, administration cost and environmental impacts."

Management agrees, and for these reasons, MGE evaluates solar on a project-by-project basis to maximize value and benefits for our customers, shareholders and the broader community, and we will continue to do so.

Costs and technology continue to evolve. The design and benefits of a project, its cost and equipment, its impact to the distribution system and any potential need for system upgrades can vary dramatically depending on the site location, how the site is connected to the transmission and distribution grid, and the associated electric loads in the area.

In addition to each site having distinct variables, a number of factors can change significantly over time, including:

•The energy landscape and electric system reliability needs. This includes changes in load, the energy markets, available generation and the cost of generation, other new generation coming online, and the cost and availability of battery storage systems;

•The need for distribution and/or transmission system improvements. Project costs and benefits vary dramatically depending on location, distribution/transmission connecting line and loads on that connecting line. Sometimes, a project triggers a distribution system upgrade, and sometimes, a project replaces an upgrade. Looking at these factors on a case-by-case basis ensures accuracy and provides the most value;

•The cost of a project. This includes any available tax credits or policy incentives, the cost of solar panels and the cost of construction and site preparation;

•The benefits of a project, including environmental and remediation benefits as well as potential economic benefits; and

•The changes to the system loads near a particular site due to economic development or other changes in the community. For example, a solar site may not need additional distribution upgrades today, but a few years later, upgrades may be needed.

Due to wide variation across an entire service territory and changes over time, as noted above, even if all these factors were studied at once for all potential sites across an entire service territory, a point-in-time study would be outdated as soon as it was completed, rendering the Proponents' proposal of little continuing value in the evaluation of projects.

The study is unnecessary because the use of solar already is prevalent and continues to grow in our service territory.

Distributed solar systems, which are typically solar systems connected at the distribution level (at or near the end-user location), continue to grow in the MGE electric service territory. MGE has added a number of these projects for its innovative renewable energy programs. MGE also has processes in place to enable customers who choose to install solar to connect to our distribution system, and we have seen the number of MGE electric customers with solar systems connected to our distribution grid continue to increase in recent years.

The study is neither necessary nor valuable to shareholders because it will not lead to increased investment in solar by MGE—the Company already is growing its investment in solar generation and does not need this point-in-time study to continue to identify and to invest in cost-effective solar projects to serve our customers and to achieve our carbon reduction goals.

Between 2015 and 2024, MGE projects the addition of at least 267 MW of solar capacity, including the Company's completed projects and its proposed projects undergoing regulatory review. These projects include the addition of about 42 MW of distributed solar in our electric service territory since 2020. These distributed solar facilities serve large customers through agreements under MGE's innovative Renewable Energy Rider and through the Company's community solar program, Shared Solar, for residential and business customers. As stated, MGE continues to identify opportunities to grow our solar investment and to partner with customers to meet their clean energy objectives.

MGE has made a commitment to reducing carbon emissions at least 80% by 2030 and to achieving net-zero carbon electricity by mid-century. We are working with customers to achieve these shared carbon reduction goals as quickly and cost-effectively as possible. As we have said, our carbon reduction goals signal our direction but do not determine our pace, and growing our investment in renewable energy is part of the Company's strategy for achieving deep decarbonization consistent with global climate science. MGE continues to invest in new, cost-effective technologies, including solar, to enable a seamlessly integrated and efficient electric distribution grid to meet our obligations safely, reliably, affordably and sustainably and to meet our goal of net-zero carbon electricity.

As renewable energy and storage technologies evolve over time—often rapidly—our ongoing practice of continual and specific evaluation for adding solar to our grid on a project-by-project basis will continue to provide the most value and is management's responsibility as a part of our day-to-day operations.

Growing the Company's use of cost-effective solar energy—while we fulfill our obligation to provide safe, reliable and affordable energy to all our customers and advance new technologies—has been and will continue to be an important priority and a part of our deep decarbonization strategy. We agree with the Proponents that an "all of the above" approach—distributed solar, utility-scale solar, wind and renewable energy purchased via the energy market—are all needed to meet our carbon reduction goals. Accordingly, MGE already is taking action every day to achieve these shared sustainability goals.

In summary, given MGE's established record of taking a collaborative approach in this area, the shared recognition of the value of solar, and the Company's ongoing site-specific evaluation and development of solar as part of our day-to-day operations, the proposed study is unnecessary and does not add value for our shareholders. We believe our time and resources are best spent continuing to advance cost-effective clean energy and new technologies to benefit all our customers, our shareholders and the environment.

Consequently, your Board of Directors believes the action proposed by the resolution is unnecessary and recommends a vote "AGAINST" this proposal.

Other Information

Transaction of Other Business

Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this document. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

Whether or not you expect to be present at the meeting, please complete, sign, date and promptly return your proxy card in the enclosed postage-paid envelope, call the toll-free number or go to the website.

Expenses of Solicitation

We will bear the cost of soliciting proxies for the Annual Meeting. Proxies will be solicited by mail and may be solicited personally by our directors, officers or employees who will not receive special compensation for such services. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to solicit proxies at a fee of $7,000 plus expenses.

Shareholder Proposals for 2023 Annual Meeting

Shareholder proposals intended to be presented at the 2023 Annual Meeting of Shareholders must be received in writing at our principal executive offices (623 Railroad Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Secretary) prior to November 30, 2022, in order to be considered for inclusion in our Proxy Statement and proxy related to that meeting. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the SEC.

Our bylaws set forth additional requirements and procedures regarding the submission by shareholders of director nominations and other matters for consideration at the 2023 Annual Meeting of Shareholders, including a requirement that those nominations or proposals be given to the Secretary not later than the close of business on the 75th day and not earlier than the close of business on the 100th day prior to the first anniversary of the preceding year's Annual Meeting. Accordingly, a shareholder proposal or nomination intended to be considered at the 2023 Annual Meeting of Shareholders must be received by the Secretary at the address set forth above after the close of business on February 6, 2023, and on or prior to the close of business on March 3, 2023. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules once effective, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2023.

Contacting Our Directors

A shareholder who desires to contact members of our Board of Directors may do so by sending an email to *directors@mgeenergy.com* or by writing to Board of Directors, MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231. The correspondence should identify the shareholder; his, her or its address; and shareholdings. That correspondence is received by our Corporate Secretary's office. Our Corporate Secretary's office will forward matters within the board's purview to them. Ordinary business matters, such as issues relating to customer service, employment or commercial transactions, will be directed to the appropriate areas within our Company for handling. Comments or concerns regarding financial reporting, legal compliance or other ethical issues should be directed to EthicsPoint® at *ethicspoint.com* or phone 1-866-384-4277. EthicsPoint is a third party we have selected for receiving and handling such communications from shareholders as well as our employees. Communications to EthicsPoint may be sent anonymously. EthicsPoint will forward those communications directly to the Chairman of our Audit Committee.

References to Websites

We have included several website references in this document as an aid to finding additional information about specific subjects. By doing so, we do not mean to incorporate, and are not incorporating, those websites or their content into this document.

Forward-Looking Information

This Proxy Statement contains certain forward-looking statements subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Those risk factors are described in our 2021 Form 10-K and other reports filed with the SEC.

Dated: March 30, 2022

Building your community energy company for the future.

Learn more at **mgeenergy.com**

MGE ENERGY®

P.O. Box 1231
Madison, WI 53701-1231

MGE is committed to environmental stewardship. This report is printed on recycled paper.

![MGE Energy]

MGE ENERGY, INC.
133 SOUTH BLAIR STREET
P.O. BOX 1231
MADISON, WI 53701-1231

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/mgee or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2022 (or 11:59 p.m. Eastern Time on May 12, 2022 for participants voting under the Benefit Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/mgee2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, go to www.mgeenergy.com/paperless and log into your online shareholder account.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2022, (or 11:59 p.m. Eastern Time on May 12, 2022 for participants voting under the Benefit Plans). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70328-P67639

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MGE ENERGY, INC.

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

To be elected for terms expiring in 2025.

01) Mark D. Bugher
02) James L. Possin
03) Noble L. Wray

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2022.	☐	☐	☐
3. Advisory Vote: Approval of the compensation of the named executive officers as disclosed in the proxy statement under the heading "Executive Compensation."	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" the following proposal:

	For	Against	Abstain
4. Advisory Vote: Shareholder Proposal - Value of Solar Study in MGE Territory	☐	☐	☐

The Proxies shall have the discretion to vote on such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting

MGE Energy, Inc. will be hosting a virtual meeting. Shareholders will be able to join a live webcast of the annual meeting, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/mgee2022 and entering the 16-digit control number included in their proxy materials.

If you wish to join us by phone, you can do so by dialing 1-877-328-2502, and entering your 16-digit control number.

Although you can vote and submit questions when joining the meeting online, you are encouraged to vote prior to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

D70329-P67639

MGE ENERGY, INC.
Annual Meeting of Shareholders
May 17, 2022, 11:00 AM Central Time
Attend the annual meeting, vote your shares and submit questions at
www.virtualshareholdermeeting.com/mgee2022
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James G. Berbee and Cari Anne Renlund, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of MGE ENERGY, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 17, 2022, via live webcast at www.virtualshareholdermeeting.com/mgee2022, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST THE SHAREHOLDER PROPOSAL, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLAN PARTICIPANT VOTING INSTRUCTION: I instruct Vanguard Fiduciary Trust Company, as Trustee of the Madison Gas and Electric Company 401(k) Retirement Accumulation Plans ("Plan"), to vote all shares of stock that I hold within the Plan at the Annual Meeting, and at all adjournments thereof. This instruction revokes any previous instructions given.

(Continued and to be signed on reverse side)